Exhibit 10.5

MASTER DISTRIBUTION AGREEMENT

This Master Distribution Agreement (“Agreement”) is made and entered into on this 16th day of July, 2010 (“Effective Date”), by and between Corgenix Medical Corporation, a Nevada corporation (“Corgenix”), with its principal place of business at 11575 Main Street, Suite 400, Broomfield, Colorado 80020, United States of America, and Elitech UK Limited, a private limited company formed under the laws of the United Kingdom (“Distributor”), with its principal place of business at Unit 6 River Park Industrial Estate, Billet Lane, Berkhamsted, Herts HP4 IHL, England.  Corgenix and Distributor are sometimes referred to in this Agreement individually as a “Party” and, collectively, as the “Parties.”

PRELIMINARY STATEMENTS

A.                                   Corgenix, Financière Elitech SAS, a société par actions simplifiée formed under the laws of France (“Elitech”), and Wescor, Inc., a Utah corporation (“Wescor”) have entered into that certain Common Stock Purchase Agreement (the “Stock Purchase Agreement”) dated July 12, 2010, pursuant to which Wescor has agreed to invest in Corgenix, and Corgenix and Elitech have agreed to establish a commercial relationship.

B.                                     In connection with the Stock Purchase Agreement, Corgenix desires to establish a commercial relationship with Distributor, which is an Affiliate of Elitech and Wescor, relating to the distribution of Products (as defined in Section 1.3) pursuant to the terms and conditions set forth in this Agreement.

C.                                     Distributor desires to obtain from Corgenix the exclusive rights to Distribute (as defined in Section 1.1) the Products in the Territory (as defined in Section 1.1), subject to the terms and conditions set forth in this Agreement.

AGREEMENT

The Parties, intending to be legally bound, hereby agree as follows:

1.                                      Appointment of Distributor.

1.1                                 Scope of Appointment.  Subject to Section 1.2, Corgenix hereby appoints Distributor, and Distributor hereby accepts such appointment, as an independent and exclusive distributor worldwide, with the exclusion of North America (the “Territory”), for Products (as defined in Section 1.3) (the “Appointment”). Distributor will have the right (a) to sell, distribute, market, promote, stimulate interest in, and solicit orders for, Products; (b) to provide any services that are useful in connection with those activities; and (c) to use, solely as Corgenix’s distributor, Corgenix’s Trademarks (as defined in Section 7.1) in strict accordance with the terms and conditions of this Agreement (subclauses (a) through (c), collectively, “Distribute,” “Distributing” or “Distribution”).

1.2                                 Effectiveness of Exclusivity; Limitations on Distribution Rights.  Notwithstanding the provisions of Section 1.1, until such time as the conditions of the Second Tranche Milestone shall have been met and the Second Tranche Closing shall have occurred (as such terms are defined in the Stock Purchase Agreement), Distributor expressly acknowledges and agrees as follows:  (a) neither Distributor nor any Affiliate of Distributor will benefit from the exclusivity granted pursuant to Section 1.1; (b) Corgenix will not be prohibited from directly or indirectly Distributing Products into the Territory pursuant to Section 1.7, nor will its failure to comply with the provisions of Section 1.7 constitute a breach of this Agreement; (c) Corgenix will not be required to take any action against any distributor or other Person to prevent such distributor or other Person from Distributing Products in the Territory, nor will its failure to fulfill any other obligations set forth in Section 1.8 constitute a material breach of this Agreement; (d) neither Distributor nor any Affiliate of Distributor will have any right to Distribute Products in any jurisdiction in the Territory where Corgenix or any Affiliate of Corgenix has granted exclusive distribution rights to another Person; and (e) Distributor will not, and Distributor will not allow any Affiliate of Distributor to, directly or indirectly seek to terminate or cause the termination of any distribution agreement in effect on the Effective Date to which Corgenix or any Affiliate of Corgenix is a party, without the prior written consent of Corgenix or such Corgenix Affiliate, as appropriate, and subject to all terms set forth in the Stock Purchase Agreement.

1.3                                 Products Covered.  “Products” means the products set forth in Exhibit A and any additional products as may be added to the scope of this Agreement from time to time pursuant to Article 12.  For the avoidance of doubt, Products does not include any products or services that are not set forth in Exhibit A, including without limitation products developed or manufactured by Corgenix after the Effective Date pursuant to the equipment manufacturing or similar “OEM” agreements in effect prior to the Effective Date and set forth on Exhibit B; provided, however, that during the Term of this Agreement, Corgenix will not enter into any such agreements without the prior written consent of Distributor, which consent shall not be unreasonably withheld.  Corgenix reserves the right, from time to time, in its sole and absolute discretion, to begin or discontinue the manufacture of any of the Products and to make changes and improvements at any time in the specifications, manufacture or design of any of the Products without incurring any obligation to Distributor, provided, however, that Corgenix agrees to notify Distributor not less than one hundred eighty (180) calendar days in advance of any such addition, discontinuance, or changes and improvements.

1.4                                 Subdistributors.  Corgenix grants to Distributor the sole and exclusive right to Distribute the Products in the Territory through Distributor’s current and future distribution network and other channels to be developed by Distributor, subject to the terms and conditions of this Agreement, except as may be otherwise limited by applicable law, rules or regulations in the Territory or the United States of America; provided, however, that Distributor will consult with Corgenix prior to adding any subdistributor, reseller or agent to allow Corgenix the opportunity to recommend or discourage such appointment.

1.5                                 No Distributor Sales Outside the Territory.  Distributor will not knowingly directly or indirectly Distribute Products outside the Territory.

1.6                                 Sales by Subdistributors, Resellers or Agents Outside the Territory.  Distributor will not knowingly permit any subdistributors, resellers or agents to Distribute Products outside the Territory without the prior written consent of Corgenix.

1.7                                 No Sales by Corgenix in the Territory.  Corgenix will not directly or indirectly Distribute Products into the Territory.  Corgenix will use its best efforts to refer to Distributor all customers in the Territory who make inquiries of Corgenix or any of its distributors outside the Territory regarding the Products in the Territory.  Corgenix’s failure to comply with the provisions of this Section 1.7 will constitute an “Event of Default” for purposes of Article 9.

1.8                                 Protection of Distributor’s Rights in the Territory.  Corgenix will take any action (including the institution, prosecution or defense of any lawsuit, the termination of any distribution agreement, or any other action whatsoever) against any other distributor or other Person (as defined in Section 1.9) to prevent such other distributor or Person from Distributing Products in the Territory, or to otherwise enforce, defend or protect Distributor’s distribution or other rights in any respect or manner whatsoever.  Corgenix expressly agrees that Corgenix will have such obligation, and that any failure or refusal by Corgenix to take any such action will constitute a material breach of this Agreement.  If Corgenix fails to bring any such claim within ten (10) calendar days of receiving notice of such claim from Distributor, Distributor will have the right to enforce such claims directly.

1.9                                 Sale of Competitive Products.  Neither Distributor nor any of its Affiliates will manufacture, assemble, purchase, market, distribute, sell, lease or license to end-users, through any form of direct or indirect marketing, products that are similar to or competitive with any Products in the Territory without the prior written consent of Corgenix, which consent will not be unreasonably conditioned, delayed or withheld.  For purposes of this Agreement, “Affiliate” of a specified Person means a Person that directly or indirectly controls, is controlled by, or is under common control with, such specified Person.  For purposes of this definition, “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, as trustee or executor, by contract, or otherwise.  “Person” means an individual, corporation, partnership, limited partnership, trust, association, entity, or government (including a political subdivision, agency or instrumentality of a government).

2.                                      Obligations of Distributor.

2.1                                 Minimum Purchase Quantities.  Beginning on the First Closing Date (as that term is defined in the Stock Purchase Agreement), representatives of the Parties and Corgenix U.K. Ltd., a private limited company formed under the laws of the United Kingdom and an Affiliate of Corgenix (“Corgenix U.K.”), will meet and negotiate in good faith the minimum Product purchase quantities and other performance criteria (“Minimum Quantity”) for the calendar year beginning on January 1, 2011.  Notwithstanding the foregoing, if the Parties and Corgenix U.K. fail to reach an agreement on the Minimum Quantity for the calendar year 2011 prior to December 31, 2010, the Parties agree that the Minimum Quantity for the calendar year 2011 will be automatically set to equal the purchase quantities and other performance criteria for Products Distributed by Corgenix U.K. for the 2010 calendar year.  The Minimum Quantity will be established for each Product group and not for individual Products.  As a material inducement to Corgenix to enter into and consummate the transactions contemplated by this Agreement, Distributor has agreed and specifically understands and accepts that the establishment and its achievement of the Minimum Quantity is of the essence to this Agreement.  Distributor will order and take delivery of Products pursuant to Article 4 below.  The Minimum Quantity will be based upon payments actually received by Corgenix.  Distributor’s failure to achieve the Minimum Quantity in any period will constitute a material breach of this Agreement, and

Corgenix may terminate this Agreement for cause as set forth in Article 11.  Modifications to the Minimum Quantity will be determined as follows:

(a)                                  If new Products are added to the scope of this Agreement pursuant to Article 12, then the Parties agree to negotiate in good faith to determine a new Minimum Quantity solely with respect to the Product group to which such new Products are assigned that takes into consideration the addition of such new Products.  If the Parties are unable to agree on a new Minimum Quantity with respect to such Product group within thirty (30) calendar days from the date that such new Products are added to the scope of this Agreement, then the amount of the new Minimum Quantity will automatically be determined by increasing the Minimum Quantity with respect to such Product group in effect prior to the addition of such new Products by three percent (3%).  The Minimum Quantity of any such new Products will be pro-rated as of the date such new Products are added to the scope of this Agreement.

(b)                                 If Products are discontinued pursuant to Section 1.3, then the Parties agree to negotiate in good faith to determine a new Minimum Quantity solely with respect to the Product group to which such discontinued Products are assigned that takes into consideration the discontinuation of such Products.  If the Parties are unable to agree on a new Minimum Quantity with respect to such Product group within thirty (30) calendar days from the date of discontinuation of such Products, then the amount of the new Minimum Quantity will automatically be determined by decreasing the Minimum Quantity with respect to such Product group in effect prior to the discontinuation of such Products by three percent (3%), pro-rated as of the date such Products are discontinued.

(c)                                  Beginning January 1, 2012, and during each month of January thereafter during the Term of this Agreement (including any renewal Terms), the Parties agree to negotiate in good faith to determine a new Minimum Quantity for the calendar year in question.  The Parties will begin their negotiations on November 1 of each year.  If the Parties are unable to agree on a new Minimum Quantity for any calendar year by January 31 of such year, then subject to any decreases in Minimum Quantity with respect Product groups determined in accordance with Section 2.1(b), the amount of the new Minimum Quantity for such calendar year will automatically be determined by increasing the Minimum Quantity for the prior calendar year by two percent (2%).

2.2                                 Marketing and Products Support.  Distributor will at its sole cost and expense undertake the following:

(a)                                  Use its best efforts to market, sell and promote the sales of the Products throughout the Territory to all potential purchasers thereof and work diligently to obtain orders therefore.

(b)                                 Maintain adequate facilities and inventories of Products to ensure prompt handling of inquires, orders, shipments, and returns.

(c)                                  Maintain a professional and diligent sales and customer support organization appropriate for marketing, distributing, selling, leasing and servicing Products in the Territory.

(d)                                 In consultation with Corgenix, furnish its personnel with comprehensive training to permit them to undertake pre-sales and post-sales support and technical support to Distributor’s customers.  Distributor will at its sole cost and expense participate in courses that Corgenix may, in consultation with Distributor, formulate from time to time.  Distributor will at its sole cost and expense also participate in other training courses suitable for Distributor personnel as Corgenix may recommend.

(e)                                  Attend such trade shows in the Territory as Corgenix and the Distributor may mutually agree upon from time to time.

(f)                                    Use commercially reasonable efforts to keep Corgenix informed of commercial and market conditions within the Territory and the activities of customers and competitors, and regularly cover the trade and industry for the purpose of promoting sales of the Products.

2.3                                 Advertising.  Distributor will at its sole cost and expense undertake the following:

(a)                                  Actively participate in any Corgenix sales programs, special promotions and advertising campaigns.

(b)                                 Develop professional merchandising programs to promote Products in the Territory based upon advice and guidance from Corgenix.  Such programs will include advertising in the press, television, radio and specialist media in the Territory, and public relations campaigns and exhibitions.  Corgenix expressly reserves the right to review Distributor merchandising programs and advertising at any time and to direct Distributor to cancel and withdraw any merchandising programs or advertising that Corgenix reasonably deems to be unsuitable for its image.

2.4                                 Customer Support and Service.  Distributor will at its sole cost and expense undertake the following:

(a)                                  Provide training and technical support to Distributor’s customers to ensure that Products purchased by Distributor’s customers are properly used. Distributor will be primarily responsible for its customer support, and Distributor will only instruct customers to contact Corgenix directly with the prior written consent of Corgenix.

(b)                                 Participate fully in any recall or customer notification campaigns initiated by Corgenix with regard to Products from time to time.

(c)                                  Comply with all applicable laws and regulations in the Territory relating to “used” or returned Products.

(d)                                 Comply with all requirements of Corgenix, including, without limitation, the requirement that Distributor is prohibited from removing components of any Products and selling such components separately.

2.5                                 Business Practices.  The Distributor acknowledges and agrees that at all times during the Term of this Agreement it and its agents, as the case may be, shall:

(a)                                  Conduct its business in accordance with the highest business standards and not perform any act which will or may reflect adversely upon the business integrity or goodwill of Corgenix.

(b)                                 Not, in areas outside the Territory without the Corgenix’s prior written consent:  (i) solicit customers for the Products; or (ii) establish or maintain any branch office or other sales outlet or storage depot for the purposes of the sale or distribution of the Products.

(c)                                  Keep full, proper and up-to-date books of accounts and records showing clearly all inquiries, transactions and proceedings relating to the distributorship granted hereby, allow Corgenix’s authorized representatives reasonable access to such books and records upon reasonable notice and during Distributor’s normal business hours, and make copies as they shall require.

(d)                                 Not make any representations or warranties regarding the Product’s performance capabilities, qualities, or fitness for any particular purpose except as published in Corgenix’s trade literature for the Products or as expressly authorized by Corgenix in writing.

(e)                                  Promptly furnish Corgenix with a record of its inventory of the Products when and if requested by Corgenix, maintain suitable premises necessary to ensure that the Product inventory is kept in good condition, and allow Corgenix to inspect such facilities as it may reasonably require not more than two (2) times during each calendar year, upon reasonable notice and during Distributor’s normal business hours.

(f)                                    Provide its customers with all Corgenix instruction sheets and warnings applicable to the Products and use commercially reasonable efforts to advise and assist its customers as to the use and application of the Products.  Distributor shall use commercially reasonable efforts to maintain accurate and complete records of its activities in this regard.

2.6                                 Approvals.  Distributor acknowledges that Corgenix shall have no obligation to supply any of the Products or related technology under this Agreement to Distributor unless and until Corgenix has received all necessary licenses or authorizations or has qualified for license exceptions under such laws, regulations, orders and requirements.

2.7                                 Distributor Prices.  Prices for the sale by Distributor of Products in the Territory will be established and revised from time to time by Distributor in its sole discretion.

2.8                                 Third-Party Inquiries.  During the Term of this Agreement, Distributor will refer to Corgenix all inquiries from third parties regarding the Distribution of Products outside the Territory.

3.                                      Obligations of Corgenix.

3.1                                 Supply of Products.  Corgenix will undertake the following:

(a)                                  Use its commercially reasonable efforts to manufacture, assemble and ship Products ordered by Distributor pursuant to Article 4 to Distributor in a timely manner within customary business practices.

(b)                                 Keep Distributor informed of Products supply availability.

3.2                                 Marketing Assistance.  Corgenix will undertake the following:

(a)                                  At Corgenix’s sole cost and expense, make available to Distributor a reasonable quantity of Products literature and promotional materials in a form suitable for reproduction or duplication by Distributor.  All such materials supplied to Distributor will be in the English language, or, upon mutual agreement by the Parties, in another language.  The Parties will mutually agree on the translation of marketing materials into another language based on the market opportunity and will collaborate and evaluate such opportunity together.  Distributor may reproduce and translate the materials at Distributor’s sole expense.  Corgenix will have the right to approve all such translated or reproduced materials prior to their use with potential customers; provided, however, that such approval will not be unreasonably conditioned, withheld or delayed.

(b)                                 Respond promptly to any queries concerning Products or applications of Products that Distributor may submit to Corgenix in connection with proposed marketing campaigns or contemplated sales.

(c)                                  Consider and approve in a timely manner Distributor’s marketing and advertising activities.

3.3                                 Training and Conferences.  Corgenix will at its sole cost and expense undertake the following:

(a)                                  Sponsor or conduct distributor training courses at times and places to be mutually agreed upon by the Parties.  Corgenix will not charge any training fees for such courses sponsored or conducted by Corgenix; however, Distributor will be solely responsible for payment of all of its costs and expenses of participation, including, without limitation, travel, food and lodging.

(b)                                 Identify and recommend third-party training courses that may benefit Distributor’s sales and service personnel.  Distributor will be responsible for all costs and expenses related to such courses.

4.                                      Ordering and Delivery of Products.

4.1                                 Long-Term Forecasts.  Prior to the transition of Corgenix’s international business to Distributor and on a quarterly basis thereafter, Distributor agrees to provide Corgenix with a rolling four-quarter forecast and procurement schedule that covers Distributor’s expected purchases of Products.  If Distributor becomes aware of any item which will have significant change in volume of purchases, Distributor will use reasonable efforts to notify Corgenix promptly of the expected change in forecast to ensure the availability of such Products when needed.  Such forecasts will be non-binding.

4.2                                 Purchase Orders.  No later than thirty (30) calendar days prior to the scheduled date of shipment of Products from Corgenix facilities, Distributor will submit a purchase order to Corgenix substantially in the form attached as Exhibit C (each, a “Purchase Order”).  Distributor will send Purchase Orders by facsimile or electronic mail, provided that Distributor delivers a signed original to Corgenix promptly thereafter.  No Purchase Order shall be binding upon Corgenix unless and until accepted either in writing or electronically by an authorized official of Corgenix, which acceptance will not be unreasonably conditioned, withheld or delayed, and it complies with all requirements under law.  All accepted Purchase Orders submitted by Distributor will be accepted by facsimile or electronic mail by Corgenix, with a signed original notice of acceptance of the Purchase Order dispatched within two (2) business days of receipt.  Each Purchase Order will be deemed an offer by Distributor to purchase Products listed in such Purchase Order and, when accepted by Corgenix, will constitute a contract in accordance with the terms and conditions of the Purchase Order and this Agreement.  Any amended or additional terms supplied in or with the Purchase Order by Distributor will be invalid and have no force or effect, unless specifically and clearly agreed to in a writing signed by Corgenix.

4.3                                 Modifications of Purchase Orders.  Once a Purchase Order has been accepted by Corgenix, Distributor will only be entitled to defer or cancel it subject to the following charges, which will be calculated as a percentage of the Product Prices (as defined below) in effect on the date of acceptance of the Purchase Order:  (a) a deferment charge of five percent (5%); and (b) a cancellation charge of five percent (5%).  The following conditions will also apply:

(a)                                  Each deferment is limited to a maximum of ninety (90) calendar days from Corgenix’s scheduled shipment date.

(b)                                 Deferments or cancellations that occur due to Distributor’s failure (i) to meet the terms of this Agreement; (ii) to satisfy Corgenix on payment arrangements under Section 5.3 below; or (iii) to provide Corgenix with proper import licenses or related documentation when required, will be subject to the charges set forth above for deferments or cancellations, as appropriate.

(c)                                  Any order that is deferred will not relieve Distributor of its obligation to purchase the Minimum Quantity under Section 2.1 above, and Distributor will be obligated to purchase the cumulative Minimum Quantity in the next applicable period for orders that have been deferred to such period.

4.4                                 Minimum Quantity Purchases.  Distributor’s forecasts and Purchase Orders will meet the cumulative Minimum Quantity obligations for the Term.

4.5                                 Supply.  Unless otherwise agreed in writing by Corgenix, Distributor will not purchase in any one calendar quarter more than one hundred twenty-five percent (125%) of the forecast for such quarter prepared and delivered by Distributor to Corgenix pursuant to Section 4.1.  In the event of a shortfall in supply, Corgenix reserves the right to allocate its production among its distributors, customers and end-users as it deems appropriate, in its sole discretion, including the right to make no shipments or make delayed or partial shipments.  Deferment and cancellation charges set forth in Section 4.3 will not apply to the extent that Corgenix is unable to meet its scheduled shipment date or otherwise to supply Products to meet Distributor’s orders.  Corgenix will not be liable to Distributor in any way for any failure to supply quantities of Products that may have been agreed upon from time to time with Distributor.  Notwithstanding the foregoing, a failure by Corgenix to deliver Products within sixty (60)

calendar days of Corgenix’s scheduled shipment date will constitute an Event of Default for purposes of Article 9.  Failure of Distributor to meet the Minimum Quantity caused solely by Corgenix’s inability to meet its scheduled shipment date or to supply Products to meet Distributor’s orders will not constitute a material breach of this Agreement by Distributor.  Additionally, Corgenix shall have the right (i) to cancel any order previously received for any Products which are subsequently discontinued, (ii) to refuse to accept any order for the Products which are discontinued, and (iii) to refuse to accept any order for the Products that does not comply with or conflicts with the terms of this Agreement; provided, however, that the failure of Distributor to meet the Minimum Quantity as a result of Corgenix’s cancellation of orders pursuant to sub-clauses (i) or (ii) will not constitute a material breach of this Agreement by Distributor.

4.6                                 Delivery, Shipment Terms and Title.  Products are sold FCA Corgenix’s factory or warehouse as specified by Corgenix, as defined in accordance with the latest version of Incoterms (the version at the date of signature of this Agreement is Incoterms 2000).  Corgenix shall have no further responsibility for Products, and the title of and all risk of damage to or loss or delay of Products shall pass to Distributor upon their delivery at the FCA delivery point to a carrier or an agent or any other Person designated by Distributor.  Risk of loss or damage to Products shall pass to Distributor upon delivery in accordance with this Section 4.6.  Distributor will arrange to provide and be solely responsible for all freight costs.  All deliveries will be subject to, and Distributor will pay, standard handling charges as set from time to time by Corgenix for deliveries of Products to customers of similar status.  Upon delivery, all Products shall be insured by Distributor for its own account and at its own expense, or, at the request of Distributor, by Corgenix, for Distributor’s account and at Distributor’s expense.  Any shortages or damages discovered at the time of delivery at Corgenix’s plant must be acknowledged and signed for by Corgenix.  All claims for shortages or damages suffered in loading or in transit are the responsibility of Distributor and shall be submitted by Distributor directly to the carrier.  Distributor shall be responsible for obtaining all necessary export licenses, certificates of origin or other required documents, and ensuring that all applicable customs duties and taxes in respect of the exportation and re-sale of Products are paid.

5.                                      Prices and Payments.

5.1                                 Distributor’s Purchase Price.  The prices for Products purchased by Distributor under this Agreement (“Product Prices”) will be as follows:

(a)                                  From the Effective Date through December 31, 2010, the Product Prices will be set at the intercompany prices paid by Corgenix U.K. when purchasing Products from Corgenix, as such prices were in effect on July 1, 2010, and as previously disclosed by Corgenix to Distributor.

(b)                                 Beginning on the First Closing Date, representatives of the Parties and Corgenix U.K. will meet and negotiate in good faith the Product Prices for the calendar year beginning on January 1, 2011.  Notwithstanding the foregoing, if the Parties and Corgenix U.K. fail to reach an agreement on the Product Prices for the calendar year 2011 prior to December 31, 2010, the Parties agree that the Product Prices for the calendar year 2011 will be automatically determined on a Product-by-Product basis using the following formula:

(A+B)/2 = Price per Product

A               =                  Corgenix’s fully burdened manufacturing costs as determined using United States generally accepted accounting principles, consistently applied, in effect from time to time as of the fiscal year ending June 30, 2010; and

B                 =                  Average unit price per Product at which Corgenix U.K. sold such Product during the previous twelve (12) calendar months ending June 30, 2010.

(c)                                  Except as otherwise expressly set forth in any statement of Product Prices, such Product Prices do not include any existing or future taxes, tariffs, fees, duties, levies, freight, shipping, insurance or any other costs and expenses whatsoever applicable to Products sold under this Agreement, all of which shall be paid by Distributor.

5.2                                 Price Changes.  Corgenix reserves the right, in its sole discretion, to change the price of any Products without liability whatsoever, provided that:

(a)                                  Corgenix will only increase or decrease Product Prices once per year.  Corgenix will submit price increases or decreases to Distributor on November 1 of each year so that such price increases can be taken into consideration by the Parties in determining Minimum Quantity for the subsequent calendar year pursuant to Section 2.1(c).

(b)                                 The list price given to Distributor by Corgenix shall be that in effect at the time the Purchase Order is received by Corgenix from Distributor.

5.3                                 Invoice and Payment Terms.

(a)                                  Corgenix will invoice Distributor for Products as of the date of shipment.  The invoice will be sent by electronic mail, followed by an original mailed to Distributor within two (2) business days.  The invoice will include all charges relating to that shipment as well as any other charges owed by Distributor under this Article 5.

(b)                                 In addition to invoices sent by Corgenix to Distributor pursuant to Section 5.3(a) above, Corgenix will send to Distributor a global statement of account for each calendar month within two (2) business days following the end of such calendar month.  Corgenix will send the global statement of account by electronic mail, followed by an original mailed to Distributor within an additional two (2) business days.  The global statement of account will include a complete and accurate list of all outstanding invoices sent by Corgenix to Distributor during the month in question pursuant to Section 5.3(a) and such additional supporting documentation as may be necessary to permit Distributor to match such invoices with Purchase Orders submitted by Distributor for such month.

(c)                                  Distributor will pay for Products in U.S. dollars by wire transfer received in Corgenix’s designated bank account no later than sixty (60) calendar days following the date that Products are delivered in accordance with Section 4.6.  If Distributor fails to make payment in full within the time period set forth in the preceding sentence, Corgenix will be entitled to recover all reasonable costs of collection in addition to interest on overdue amounts at the rate of one and one-half percent (1.5%) per month; provided, however, that any amounts claimed by

Corgenix and disputed in good faith by Distributor will not begin to accrue interest until the dispute involving such amounts has been resolved by the Parties.  All payments must reference the invoice being paid.  At Corgenix’s option, Distributor may pay for Products in another currency designated by Corgenix, in which case, the rate of exchange from U.S. dollars to the other currency will be the applicable rate set forth in The Wall Street Journal — U.S. Edition, on the date of Corgenix’s acceptance of the Purchase Order.

5.4                                 Fees and Taxes.

(a)                                  Distributor will pay all taxes, tariffs, fees, duties, levies or other charges that are levied or asserted by any public authority in connection with Distributor’s activities as a Corgenix distributor by reason of or in connection with this Agreement.

(b)                                 Any tax, tariff, fee, duty, levy or other charge that Corgenix may be required by federal, state, municipal or other law now in effect or hereafter enacted, to withhold, collect or pay with respect to the sale, delivery or use of any Products will be added to the price of such Products.

6.                                      Returned Non-Defective Products.

6.1                                 Charge on Returned Non-Defective Products.  Distributor shall not have the right to return any Products to Corgenix unless and until Corgenix shall give its express written consent to such return on Corgenix’s return authorization form.  All requests to return any Products to Corgenix shall be in writing and shall include Distributor’s Purchase Order number and Corgenix’s invoice number.  All returns shall be accompanied by a completed copy of Corgenix’s return authorization form.  With respect to any Products that are accepted for return by Corgenix, if Distributor paid for the Products, Distributor shall receive a credit for such returned Products in an amount to be determined solely by Corgenix in the exercise of its reasonable judgment after receipt and inspection of such returned Products (but in no event greater than the original purchase price of such Products); provided, however, no credit shall be granted on any Products that are returned to Corgenix more than sixty (60) calendar days after the date of the invoice for such Products, nor will Corgenix accept any opened Products.  Distributor shall not process or make any deductions or claims for any Products that are returned to Corgenix unless and until Distributor has received a credit memorandum from Corgenix relating to such Products.  Distributor will pay for return transportation, insurance and all other related charges.

6.2                                 Procedures and Location.  All Products must be returned to Corgenix at the address indicated in the Purchase Order, or if none is specified, to an address indicated by Corgenix.  If approved by Corgenix, Distributor will be assigned a specific Return Merchandise Authorization Number for return of Products.  Returned merchandise must be received at Corgenix’s address no later than the twenty-fifth (25th) day of the month in order for Distributor to receive a credit during the following month; merchandise returned after the twenty-fifth (25th) day will not be credited until the second month thereafter.

7.                                      Advertising, Trademarks and Trade Names.

7.1                                 Exclusive Ownership of Trademarks and Trade Names.  Distributor acknowledges that Corgenix and/or its Affiliates are the sole and exclusive owners of the name “Corgenix” and any abbreviations thereof; and any and all of Corgenix’s trademarks and trade names, service marks, trade logos and trade dress and foreign language equivalents thereof, including those described in Exhibit D to this Agreement (collectively, the “Trademarks”), and as each may be unilaterally amended from time to time by Corgenix (whether registered or not).  Distributor acquires no rights to the Trademarks other than those set forth in this Agreement, and Distributor hereby assigns and transfers to Corgenix all rights other than those granted in this Agreement that it may acquire in and to the Trademarks, whether by operation of law or otherwise.

7.2                                 Grant of Trademark License.  Corgenix hereby grants to Distributor during the Term a non-transferable and royalty-free right and license to use the Trademarks in the Territory for the limited and sole purpose of (a) applying for, obtaining and maintaining any required regulatory approvals; and (b) Distributing Products.  Such use by Distributor of the Trademarks in the Territory will be in strict accordance with the Corgenix advertising style guide, the receipt of which is hereby acknowledged by Distributor.  Corgenix will have all right, title and interest to the translations, except for the limited right to use granted to Distributor under this Agreement.  Distributor will treat the Trademarks distinctively (as to typography) and will reproduce Corgenix’s symbols (including Corgenix’s monogram) photographically, not artistically.  Distributor will not use the name “Corgenix” or abbreviations thereof in its public title and will not give permission to others, including Distributor’s customers, to use that title or abbreviations thereof in any manner whatsoever.  Distributor will not adopt or use any trademark, trade name, service mark or product name that might be confusingly similar to the Trademarks.  Distributor will not take any action inconsistent with the limited scope of this license of the Trademarks to Distributor.

7.3                                 Permitted Uses and Duties.  In furtherance of Sections 7.1 and 7.2 above, Distributor agrees to:

(a)                                  Sell and advertise Products exclusively under the Trademarks and not use the Trademarks other than with reference to Products.

(b)                                 Notify Corgenix of any actual or suspected misuse or infringement of the Trademarks in the Territory.

(c)                                  Upon Corgenix’s request, assist, at Corgenix’s expense, in such legal proceedings as Corgenix will deem necessary for the safeguarding of any Trademarks in the Territory, and execute and deliver in accordance with Corgenix’s request such documents and instruments as may be necessary or appropriate in the conduct of such proceedings.

(d)                                 Neither make nor permit any alteration in any tags, labels, copyright notices or other identifying marks placed by Corgenix (or Corgenix’s licensors) on Products, any and all components of Products or associated packages, wrapping or containers.

(e)                                  Not assert the invalidity of or contest Corgenix’s ownership of the Trademarks, and not take any action that may prejudice the validity of Corgenix’s right, title and interest in and to the Trademarks.

(f)                                    Assist Corgenix, at Corgenix’s expense, in the registration and/or renewal of registration of any Trademarks in the Territory as Corgenix may determine to be necessary or desirable, and execute such documents and instruments as may be necessary to register or to apply for the registration (or registration renewal) of such Trademarks.

7.4                                 Inspection and Compliance Checks.  All uses by Distributor of the Trademarks will be subject to the review and approval of Corgenix, and Distributor will share with and submit to Corgenix any ideas, proposals, schematics or plans for use of such Trademarks as early as possible.  In addition, Distributor will, no later than seven (7) calendar days prior to any publication or printing deadline, transmit a copy of the actual materials in which such Trademark is to be used, for Corgenix’s review and approval.  Corgenix reserves the right to withdraw authorization for use of the Trademarks if Corgenix reasonably determines that Distributor is not using the Trademarks in a manner consistent with the terms of this Agreement.  Distributor’s failure immediately to cease using the Trademarks and to recall and to collect the promotional materials, advertising or Products improperly displaying the Trademarks within ninety (90) calendar days of Corgenix’s notice to do so, will constitute a material breach of this Agreement, and Corgenix may terminate this Agreement for cause as set forth in Article 11 below.

8.                                      Patents.

8.1                                 Exclusive Ownership of Patents.  Distributor acknowledges that Corgenix and/or its Affiliates are the sole and exclusive owners or, alternatively, the authorized licensees of the patents related to the Products and rights under applications for patents, whether foreign or domestic, including, without limitation, those patents and applications described in Exhibit E to this Agreement (collectively, the “Patents”), and as each may be unilaterally amended from time to time by Corgenix.  Distributor acquires no rights to the Patents other than those set forth in this Agreement, and Distributor hereby assigns and transfers to Corgenix all rights other than those granted in this Agreement that it may acquire in and to the Patents, whether by operation of law or otherwise.

8.2                                 Grant of Patent License.  Corgenix hereby grants to Distributor during the Term a non-transferable and royalty-free right and license to use the Patents in the Territory for the limited and sole purpose of (a) applying for, obtaining and maintaining any required regulatory approvals; and (b) Distributing Products.

8.3                                 Patent Infringement Indemnification.  Corgenix will indemnify, hold harmless and defend Distributor from and against any action brought against Distributor to the extent based on a claim that Products infringe any duly issued patent right if Distributor promptly notifies Corgenix of the claim, furnishes Corgenix a copy of each writing relating to the claim and gives Corgenix authority, information and assistance (at Corgenix’s expense) necessary to defend or settle the claim.  This obligation excludes infringement arising out of (a) unauthorized use of Products; (b) post-delivery Product modifications; or (c) the combination, operation or use of Products with non-Corgenix supplied products if a different combination would avoid the infringement. THIS INDEMNITY IS CORGENIX’S SOLE LIABILITY AND DISTRIBUTOR’S SOLE REMEDY FOR INFRINGEMENT OF PATENTS.

9.                                      Rights to Manufacture and Distribute Products; Escrow.

9.1                                 Rights to Manufacture Products.  Distributor agrees that during the Term of this Agreement, it will not manufacture or have manufactured the Products; provided, however, that if (a) an Event of Default by Corgenix, or (b) an event of “force majeure” occurs and continues unremedied and unabated for a period of thirty (30) consecutive calendar days after notice thereof from Corgenix to Distributor, the effect of which Event of Default or event of force majeure is to preclude Distributor from Distributing the Products in the Territory, then Distributor may make or have made the Products for Distribution in the Territory after the end of such thirty (30) calendar day period and thereafter during the Term until such Event of Default or event of force majeure is cured or abates, and for a period of thirty (30) calendar days thereafter.

9.2                                 Rights to Synthesize Products.  Distributor will not have any rights to synthesize any of the Products or such Products’ proprietary components at any time without the express, prior written approval of Corgenix.  Corgenix will retain all synthesis rights for all Products and will supply either raw chemical components directly or through licensed third-party manufacturing sources in fulfillment of Distributor’s long-term Product forecasts as specified in Section 4.1.  In no event will Corgenix’s pass-through margin from Corgenix’s supplier exceed ten percent (10%).

9.3                                 Escrow.  Corgenix agrees that not later than six (6) calendar months following the Effective Date it will deposit the formula and all associated know-how reasonably necessary for Distributor to make or have made the Products representing the top twenty (20) Corgenix proprietary Products determined by gross revenues (the “Deposit Materials”) with an independent, third-party escrow agent that will hold the Deposit Materials as mutually agreed by the Parties pursuant to an escrow agreement (“Escrow Agreement”) substantially in the form attached as Exhibit F.  For the avoidance of doubt, Corgenix proprietary Products does not include any Products that Corgenix purchases from third parties and for which Corgenix is prohibited (by law, contract or otherwise) from depositing associated Deposit Materials pursuant to this Section 9.3.  Within ninety (90) calendar days after the end of each calendar quarter, Corgenix will deposit with the escrow agent any enhancements, modifications, updates, new releases, or documentation related to the Deposit Materials held by it by delivering to such escrow agent an updated version of the Deposit Materials held by it.  Corgenix represents and warrants that the Deposit Materials taken as a whole will at all times provide all information reasonably necessary for someone skilled in the art to manufacture and properly administer such Products.

10.                               Term.

10.1                           Initial Term.  This Agreement will have an initial term of five (5) years from the Effective Date unless sooner terminated pursuant to Article 11.

10.2                           Renewals.  Unless sooner terminated pursuant to Article 11, the initial term will be automatically renewed for successive consecutive five (5) year periods (each such renewal term, collectively with the initial term, the “Term”) thereafter unless either Party sends notice to the other party, not more than two hundred seventy (270) calendar days and not less than one hundred eighty (180) calendar days before the end of the then-existing Term, of such Party’s desire to terminate this Agreement at the end of the then-existing Term, in which case this Agreement will terminate at the end of the then-existing Term.  If this Agreement is renewed, the Parties will agree upon a new Minimum Quantity for the renewal term in accordance with the provisions of Section 2.1 above.  If this Agreement is so renewed upon the mutual agreement of the Parties, the renewal term will commence immediately upon expiration of the prior Term.

10.3                           Effect of Non-Renewal.

(a)                                  If this Agreement is not renewed pursuant to Section 10.2 and expires, Corgenix will nevertheless continue to deliver Products pursuant to the terms and conditions set forth in this Agreement until the last tender between Distributor, any Affiliate of Distributor or any subdistributor, on the one hand, and any customer for Products, on the other hand, expires or is terminated.

(b)                                 Upon expiration of this Agreement, Distributor (i) will discontinue immediately all marketing, promotion, advertising or reference to Products; (ii) will have no further rights to the use of Corgenix’s marketing, promotion or advertising materials or other resources, or the Trademarks; and (iii) will not participate in any requests for tenders to the extent that such tenders involve the sale of Products or the performance of services in connection with Products.  Notwithstanding the foregoing, nothing will prohibit Distributor from continuing to use Corgenix’s marketing, promotion or advertising materials, other resources, or Trademarks in connection with tenders existing on the date this Agreement expires.

(c)                                  Upon expiration of this Agreement, Corgenix will be wholly discharged and released of any and all obligations or liability under this Agreement, except as otherwise expressly set forth in this Agreement including, without limitation, Sections 10.3(a) and 10.3(b) above.  Distributor will remain liable, however, for any obligations for unpaid balances for Products, and each Party will remain liable for damages due to such Party’s breach of this Agreement.

11.                               Termination.

11.1                           Termination For Cause.  This Agreement may be terminated for cause as follows:

(a)                                  By Corgenix if the Second Closing Date (as defined in the Stock Purchase Agreement) does not occur as a result of Elitech’s or Wescor’s breach of the Stock Purchase Agreement; or by Distributor if the Second Closing Date does not occur as a result of Corgenix’s breach of the Stock Purchase Agreement.

(b)                                 By either Party upon thirty (30) calendar days’ prior written notice if the other Party commits a material breach of the Agreement and fails to cure the breach within the thirty (30) calendar day period.  By way of example, but not limitation, material breaches include violations described in Sections 1.8 and 7.4.

(c)                                  Automatically if either Party files for or has instituted against it any proceedings as to its bankruptcy, insolvency, reorganization, liquidation, receivership or dissolution or upon any assignment of such Party’s assets for the benefit of creditors.

(d)                                 By Corgenix upon thirty (30) days’ prior written notice if:

(i)                                     Distributor fails to meet the Minimum Quantity specified in Section 2.1 above;

(ii)                                  Distributor becomes generally ineligible to obtain or receive approval for any license or export/import documents as are necessary to buy and resell Products in any material jurisdiction within the Territory; or

(iii)                               Distributor assigns this Agreement without the prior written consent of Corgenix to any other party.

11.2                           Effect of Termination.

(a)                                  Upon termination of this Agreement, Corgenix may, at its option, terminate any or all unfilled orders if such termination is the result of Distributor’s breach of this Agreement; otherwise, Corgenix will continue to deliver Products pursuant to the terms and conditions set forth in this Agreement until the last tender between Distributor, any Affiliate of Distributor or any subdistributor, on the one hand, and any customer for Products, on the other hand, expires or is terminated.

(b)                                 Upon termination of this Agreement, Distributor (i) will discontinue immediately all marketing, promotion, advertising or reference to Products; (ii) will have no further rights to the use of Corgenix’s marketing, promotion or advertising materials or other resources, or the Trademarks; and (iii) will not participate in any requests for tenders to the extent that such tenders involve the sale of Products or the performance of services in connection with Products.  Notwithstanding the foregoing, provided that this Agreement is not terminated as a result of Distributor’s breach, nothing will prohibit Distributor from continuing to use Corgenix’s marketing, promotion or advertising materials, other resources, or Trademarks in connection with tenders existing on the date this Agreement is terminated.

(c)                                  Upon termination of this Agreement, Corgenix will be wholly discharged and released of any and all obligations or liability under this Agreement, except as otherwise expressly set forth in this Agreement including, without limitation, Sections 11.2(a) and 11.2(b) above.  Distributor will remain liable, however, for any obligations for unpaid balances for Products, and each Party will remain liable for damages due to such Party’s breach of this Agreement.

(d)                                 The provisions of Articles 8 and 13, and Sections 7.1, 10.3, 11.2, 14.1, 14.2, 15.1, 15.2, 15.3, 16.3, 16.5, 19.2, 19.3, 19.4, and 19.6 will survive any termination or expiration of this Agreement.

12.                               New Products.

12.1                           Additional Products.  Subject to Article 1, in the event that Corgenix develops or licenses additional products, processes, substances, chemical compounds, devices or treatments that are related to any Products covered by this Agreement (“Additional Products”), Corgenix agrees to promptly notify Distributor of all such Additional Products and the Parties agree to negotiate in good faith with the respect to the addition of such Additional Products to the scope of this Agreement and the consideration of such Additional Products, as appropriate, for purposes of this Agreement.

12.2                           Right of First Refusal to Distribute Additional Products and Ideas.  For any Additional Products the Parties agree is appropriate for inclusion in this Agreement, as provided in Section 12.1, if Distributor is willing to Distribute Products developed from the Additional Products in the Territory, Distributor will notify Corgenix of such fact within sixty (60) calendar days of such notification.  Upon delivery by Distributor of such notice to Corgenix, (a) Distributor will have the sole and exclusive right to Distribute products or perform services developed from the Additional Products in the Territory during the Term; (b) such new products and/or services will be Products for purposes of this Agreement; and (c) the Parties will execute a written agreement or memorandum acknowledging and agreeing to the foregoing.  If Distributor declines to Distribute products or perform services developed from any particular Additional Products, Corgenix may Distribute such products or perform such services developed from such Additional Products in the Territory itself or through other distribution channels.

13.                               Confidentiality.

The Parties hereby expressly agree that any confidential information delivered by either Party to the other Party pursuant to this Agreement will be deemed “Confidential Information” subject to all of the terms and provisions contained in that certain mutual non-disclosure agreement (the “Confidentiality Agreement”) dated July 16, 2010, by and among the Corgenix Group and the Elitech Group (as those terms are defined in the Confidentiality Agreement).

14.                               Export Controls.

14.1                           Laws of the United States and the Territory.  Distributor:

(a)                                  Acknowledges that the supply by Corgenix under this Agreement of the Products and related technology, including but not limited to proprietary technical information by Corgenix, is subject to all applicable import, export control and sanctions laws, regulations, orders and requirements as they may be amended from time to time.

(b)                                 In this regard Distributor agrees that it shall not, and it shall use commercially reasonable efforts to ensure that its principals, shareholders, directors, officers, employees, agents and other persons working on its behalf in connection with this Agreement (collectively, the “Related Persons”) do not, take any actions pursuant to this Agreement that might result in:

(i)                                     The diversion of any goods, software or technology from the stated destination, end-use or end-user;

(ii)                                  The modification or transformation of the Products for uses other than the end-use notified to Corgenix;

(iii)                               The use, transfer, release, export or re-export, re-sale, transshipment or diversion of any goods, software, technology or information in violation of any applicable export control and sanctions laws, regulations, or orders, including those of the United States, including without limitation the Export Administration Regulations, the International Traffic in Arms Regulations and the Office of Foreign Asset Control Regulations, and each other jurisdiction of the Territory and the country of export, as they may be amended from time to time, or the requirements of any licenses, authorizations or license exceptions relating thereto; or

(iv)                              the preparation of false documents or the dissemination of false statements.

(c)                                  Distributor agrees to obtain any licenses required for export or re-export of such Products.

14.2                           Products of U.S. Origin-Technical Data.  Distributor agrees not to transact business with any Person identified by the U.S. Departments of Commerce or Treasury as being denied the right to receive any U.S. products unless Distributor is expressly licensed or otherwise authorized by such government agencies to do so.

15.                               Limitation of Liability and Remedies; Indemnity.

15.1                           Liability for Termination.  The Parties confirm that they have considered all costs and expenses necessary in preparing to perform this Agreement and the possible losses and damage incident to termination.  Except as otherwise set forth elsewhere in this Agreement, neither Party will be liable to the other, by reason of the termination of this Agreement, (a) for incidental, consequential, punitive, or special damages; (b) for indemnity or compensation in any form, except for Products ordered and delivered; (c) for reimbursement or damages due to the loss of prospective profits or anticipated sales; or (d) due to expenditures, investment, leases or commitments in connection with its business or goodwill.  In addition, it is hereby expressly agreed between the Parties that Distributor shall not be entitled to receive any payment from Corgenix by way of compensation for loss of distributorship or otherwise upon the termination of the Appointment or the Agreement in accordance with its terms.

15.2                           Limitation of Liability; Sole Remedy.  CORGENIX SHALL NOT BE LIABLE FOR DAMAGES CAUSED BY DELAY IN PERFORMANCE. THE REMEDIES OF DISTRIBUTOR SET FORTH IN THIS AGREEMENT ARE EXCLUSIVE.  EXCEPT AS OTHERWISE PROVIDED IN ARTICLE 8, IN NO EVENT, REGARDLESS OF THE FORM OF THE CLAIM OR CAUSE OF ACTION (WHETHER BASED IN CONTRACT, INFRINGEMENT, NEGLIGENCE, STRICT LIABILITY, OTHER TORT OR OTHERWISE), DISPUTE OR CONTROVERSY SHALL CORGENIX’S LIABILITY TO DISTRIBUTOR AND/OR ITS CUSTOMERS EXCEED THE PRICE PAID BY DISTRIBUTOR FOR THE

SPECIFIC PRODUCTS PROVIDED BY CORGENIX GIVING RISE TO THE CLAIM OR CAUSE OF ACTION, DISPUTE OR CONTROVERSY.  DISTRIBUTOR AGREES THAT IN NO EVENT SHALL CORGENIX’S LIABILITY TO DISTRIBUTOR AND/OR ITS CUSTOMERS EXTEND TO INCLUDE INCIDENTAL, CONSEQUENTIAL, INDIRECT OR PUNITIVE DAMAGES.  The term “consequential damages” shall include, but not be limited to, loss of anticipated profits, economic loss, business interruption, loss of use, revenue, reputation and data, and costs incurred.

15.3                           Indemnity.  Except as otherwise provided in Section 15.1 above, Distributor agrees to indemnify and hold harmless Corgenix as to and against any and all demands, claims, actions or causes of action, losses, damages, liabilities, costs and expenses, including, without limitation, judgments, interest, penalties, settlement amounts, court costs and attorneys’ fees and expenses, asserted against, imposed upon or incurred by Corgenix arising out of or relating to Distributor’s violation of U.S. export law and regulations.

16.                               Representations and Warranties.

16.1                           Power and Authority.  Each Party represents and warrants to the other that it has the right, power and authority to enter into and perform this Agreement, that the execution and performance of this Agreement by such Party has been duly authorized by all necessary corporate and other action, and that this Agreement constitutes the legal, valid and binding agreement of such Party and is enforceable against such Party in accordance with its terms.

16.2                           No Conflict.  Each Party represents and warrants to the other that the terms of this Agreement do not violate any existing contract or agreement to which it is a Party or by which it is bound.

16.3                           Corgenix Product Warranty.  Corgenix represents and warrants that (a) the Products will be free from defects in material and workmanship when stored, handled and used in a manner consistent with all instructions, warnings and other information included by Corgenix in, on or with the Products or which is otherwise furnished by Corgenix to Distributor; (b) the Products will conform to the Product specifications to be delivered by Corgenix to Distributor within five (5) calendar days of the Effective Date; (c) Corgenix is the sole owner of the Trademarks and Patents and has the right to grant to Distributor the licenses to such intellectual property and the right to Distribute the Products as set forth in this Agreement; (d) Corgenix has not knowingly granted to any other licensee rights or licenses to its intellectual property that would restrict Distributor’s rights under this Agreement; and (e) there is no actual or threatened claim or lawsuit by any Person based on an alleged violation of such rights by Corgenix.  Except as set forth in Section 16.4, THE FOREGOING WARRANTIES FOR PRODUCTS ARE IN LIEU OF ALL CONDITIONS OR WARRANTIES EXPRESS, IMPLIED OR STATUTORY, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED CONDITIONS OR WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE AND OF ANY OTHER CONDITION OR WARRANTY OBLIGATION ON THE PART OF CORGENIX OR ITS LICENSORS, ANY AND ALL OF WHICH ARE HEREBY EXPRESSLY DISCLAIMED.

16.4                           Regulatory Approval Specifications.  Once the Products are approved or cleared by the U.S. Food and Drug Administration (“FDA”) or any similar authority of a country in the Territory (“Territorial Authority”), Corgenix agrees and warrants that the Products will meet any and all standards and specifications that the Products are required to meet under applicable regulations for such Products promulgated by the FDA or such other Territorial Authority.

16.5                           Limitations on Warranty; Sole Remedy.  Distributor understands and acknowledges that Corgenix, by this Agreement, makes no representation as to the operability or fitness for any use, safety, efficacy, and ability to obtain regulatory approval, patentability and/or breadth of the Products.  Distributor’s sole remedy and Corgenix’s liability, whether with respect to this warranty or otherwise, are limited as set forth in Articles 8 and 15.

16.6                           Quality Control Reports.  Corgenix agrees to provide Distributor copies of the quality control reports of Corgenix concerning the Products, upon request.

16.7                           End-User Warranty.  Any warranty (and warranty service) to third parties, including, without limitation, end-users, will be the responsibility of Distributor.  Neither Corgenix nor Corgenix’s licensors will assume or become bound to perform any warranty, support obligations or other contractual obligation of Distributor to any customers of Distributor.

16.8                           Insurance.

(a)                                  Corgenix agrees to purchase and maintain in effect at all times such general liability, product liability, and other insurance of such types and in such amounts as may be carried by other reasonable and prudent manufacturers of products similar to the Products.  Corgenix will furnish evidence of such insurance to Distributor upon the execution of this Agreement, at each insurance renewal date, and at such other times as Distributor may reasonably request.  Corgenix will name Distributor as an additional insured (or loss payee) as applicable in each such policy, to the extent available and permitted by applicable laws and regulations in the Territory.

(b)                                 Distributor agrees to use its best efforts to maintain general liability insurance in commercially reasonable amounts, terms and limits.  Where appropriate, Corgenix will be named as an additional insured (or loss payee) as applicable.

(c)                                  All insurance policies required to be maintained under this Agreement will include an endorsement waiving the insurer’s right of subrogation against the other Party and its Affiliates.

17.                               Business Standards.

17.1                           Conflicts of Interest.  In order to avoid a conflict of interest between Distributor and Corgenix or an adverse effect on Corgenix, Distributor represents and warrants that, prior to the execution of this Agreement, it has disclosed to Corgenix all information with respect to Distributor’s prior business and other activities that may reasonably support a belief that Distributor’s appointment under this Agreement may result in a conflict of interest or may adversely affect the sale of Products.  Distributor will disclose to Corgenix or its Affiliates any future circumstances that could create possible conflicts of interest or adversely affect the sale of

Products as soon as Distributor knows or becomes aware of them.  Without limiting the generality of the foregoing, Distributor will inform Corgenix or its Affiliates of any business relationship, circumstance or situation that could prejudice in any way the conduct of Corgenix marketing activities according to the highest ethical and business standards or place Distributor or Corgenix in any kind of disreputable or embarrassing situation.

17.2                           Compliance with Laws.

(a)                                  Distributor will use its best efforts to obtain any and all required U.S. and non-U.S. governmental authorizations, certifications, and approvals, including without limitation any import licenses and foreign exchange permits, and if applicable, will be responsible for filing or registering this Agreement with appropriate governmental authorities. Corgenix will use its best efforts to provide Distributor with such information and assistance as may be reasonably required for Distributor to apply for and secure such authorizations, certifications, and approvals. Corgenix will not be liable if any authorization is delayed, denied, revoked, restricted or not renewed.

(b)                                 Distributor agrees that it shall not engage in any activity that would expose Corgenix or any of its affiliates to a risk of penalties under laws and regulations of any relevant jurisdiction prohibiting improper payments, including but not limited to bribes, to officials of any government of any agency, instrumentality or political subdivision thereof, to political parties or political party officials or candidates for public office, or to any employee of any customer or supplier.

(c)                                  Distributor represents and warrants that neither it nor any Related Person is now acting or during the term hereof will act in an official capacity for or on behalf of, or is now or during the term hereof will become an officer or employee of, any public international organization or government or of any department, agency, instrumentality or political subdivision thereof, or an official of any political party or a candidate for political office.

(d)                                 Distributor agrees that, in connection with its performance under this Agreement, all other applicable existing and future laws, rules, and regulations of the Territory and of any other relevant jurisdictions will apply including without limitation all applicable US rules and regulations governing the export and re-export of all goods, software and technology that are shipped or transferred pursuant to this Agreement.  In the event of a conflict between any laws or regulations applicable to Distributor that cannot be resolved without exposing one of the parties to a risk of penalties thereunder, the party so exposed shall have the right to terminate this Agreement immediately.

(e)                                  Each of Distributor and Corgenix agrees to comply, and to cause its employees, officers, agents, representatives and dealers to comply, with all applicable laws and regulations of or applicable in the Territory and relating to any of the Products and/or Corgenix intellectual property, or the sale, purchase, storage, handling, import, export, use or Distribution of any of the Products, or any other activities contemplated by this Agreement to be done by it.

17.3                           Ethical Standards.  Distributor acknowledges that Corgenix is subject to the provisions of the United States Foreign Corrupt Practices Act of 1977 (the “FCPA”), and that

Distributor is familiar with Corgenix’s policy to strictly comply with the FCPA and all European or other legislation regarding corruption, including the Criminal Law Convention on Corruption (Council of Europe), the Inter-American Convention Against Corruption, and the Organization for Economic Co-Operation and Development Convention on Combating Bribery of Foreign Officials in International Business.  Distributor hereby agrees to meet and comply with the FCPA and all other applicable laws and regulations in all respects and to require its employees, agents, advisors, affiliates, associates, vendors and contractors to do the same.  Distributor specifically understands and agrees that Distributor will not make an offer, payment, promise to pay, or authorization of the payment of any money, or offer, gift, promise to give, or authorization of the giving of anything of value, to any official, any political party or official thereof or any candidate for political office, or any other person, that is contrary to the prohibitions set forth in the FCPA and all other applicable laws and regulations.  If Distributor is found to have made any improper payment or otherwise violated the provisions of this Section 17.3, then in addition to other rights and remedies available to Corgenix under this Agreement and applicable law, Corgenix will have the right to recover from Distributor or withhold from payment due to Distributor under this Agreement or any other agreement between Corgenix and Distributor or its Affiliates (a) the amount or value of the improper payment; and (b) any fines, expenses or attorneys’ fees incurred in connection with the improper payment or violation of this Section 17.3.

18.                               Force Majeure.

18.1                           If either party is affected by force majeure (as defined in Section 18.3) it shall forthwith notify the other party of the nature and extent thereof.

18.2                           Other than as provided in Article 9, neither of the Parties shall incur any liability to the other in the event that it is delayed in the performance of its obligations hereunder (other than with respect to timely payment of all amounts due, which shall not be excused for any reason) solely by force majeure.

18.3                           For the purpose of this Agreement force majeure shall mean any cause of delay beyond the reasonable control of the party liable to perform unless conclusive evidence to the contrary is provided and shall include but not by way of limitation shortage of or an inability of Corgenix or Corgenix’s suppliers to obtain raw materials, production equipment, machinery, sub-assemblies, parts or components, strikes, lockouts, riots, act of war or piracy, acts of terrorism, destruction of essential equipment by fire, explosion, storm, flood, earthquake or delay caused by failure of power supplies or transport facilities, or expropriation, requisition, confiscation and interference by, and restrictions and onerous regulation imposed by civil or military authorities.

19.                               General Provisions.

19.1                           Arm’s Length Relationship of Parties.  The relationship between Corgenix and Distributor under this Agreement is that of seller and buyer with the right to resell.  Distributor is not entitled to receive commissions from Corgenix, but is authorized to resell Products in its own name.  Distributor is an INDEPENDENT CONTRACTOR and is in no way Corgenix’s legal representative or agent. Distributor, its subdistributors, resellers, agents, employees and dealers, under no circumstances will be deemed to be agents or representatives of Corgenix, nor will Distributor, its subdistributors, resellers, agents, employees and dealers, have the right to enter into any contracts or commitments in the name of Corgenix or otherwise to bind or commit Corgenix.  Distributor has no authority to assume or create any obligation on Corgenix’s behalf, express or implied, with respect to Products or otherwise.

19.2                           Governing Language.  This Agreement is in the English language only, which will be controlling in all respects.  No translation, if any, of this Agreement into any other language will be of any force or effect in the interpretation of this Agreement or in a determination of the intent of either Party.

19.3                           Severability.  If any provision of this Agreement will be declared void, invalid or illegal, the validity or legality of any other provisions and of the entire Agreement will not be affected thereby.  However, the Parties agree that if any such provision will be declared void, invalid or illegal, the Parties will, in good faith, negotiate mutually acceptable substitute provisions.

19.4                           Notices.  Any notice, request, consent or other communication required or permitted under this Agreement will be in writing and will be deemed to have been duly given when received if personally delivered; within five (5) calendar days after being sent by registered or certified mail, return receipt requested, postage prepaid, to the Parties (and to the Persons to whom copies must be sent as provided herein); or when a confirmation of proper transmission has been printed if sent by fax (but only if followed up by prompt confirmation by personal delivery or mail in accordance with the foregoing clauses), at the respective addresses of the Parties set forth below:

If to Corgenix:	If to Distributor:
Corgenix Medical Corporation	Elitech UK Limited
Attention: President	Attention: Tim Watson, Managing Director
11575 Main Street, Suite 400	Unit 6, River Park Industrial Estate
Broomfield, Colorado 80020	Billet Lane
United States of America	Berkhamsted HP4 1HL
Facsimile: (303) 453-8896	England
Email: dsimpson@corgenix.com	Facsimile: +44 144 287 6774
Email: tim@elitechuk.com

With copy to:	With copy to:
Husch Blackwell Sanders LLP	Jackson Walker L.L.P.
Attention: Robert P. Attai	Attention: L. Scott Brown
1700 Lincoln Street, Suite #4700	901 Main Street, Suite 6000
Denver, Colorado 80203	Dallas, Texas 75202
United States of America	United States of America
Facsimile: (303) 749-7272	Facsimile: (214) 661-6869
Email: robert.attai@huschblackwell.com	Email: sbrown@jw.com

19.5                           Assignability.  This Agreement will not be assigned or transferred by Distributor without the prior written consent of Corgenix.  Any attempted assignment or transfer by

Distributor, without such prior written consent, of any of Distributor’s rights, duties or obligations under this Agreement will be void and of no effect.  If consent is given, this Agreement will be binding upon and inure to the benefit of the assigns.  Corgenix reserves the right to assign this Agreement to an Affiliate of Corgenix upon written notice to Distributor.

19.6                           Governing Law and Forum for Disputes.

(a)                                  The rights and obligations of the Parties under this Agreement will be interpreted solely in accordance with the internal law of the State of Colorado, and the provisions of the 1980 United Nations Convention on Contracts for the International Sale of Goods will expressly be excluded and not apply.  The place of the making and execution of this Agreement is Denver, Colorado, United States of America and Berkhamsted, England.  Distributor hereby waives any rights that it might otherwise have to assert any rights or defenses under the law of the United Kingdom or any other jurisdiction in the Territory or to require that litigation brought by or against it in connection with this Agreement be conducted in the courts or other forums of the Territory.

(b)                                 Any dispute arising in connection with the construction, operation or enforcement of the provisions of this Agreement or the application or validity of it will be resolved by arbitration under the Rules of Conciliation and Arbitration of the International Chamber of Commerce.  The arbitration will be held in Salt Lake City, Utah, United States of America, before a sole arbitrator, and the proceedings will be conducted in the English language.  Any award rendered in any such arbitration proceeding will be final and binding on each of the Parties, and judgment may be entered thereon in a court of competent jurisdiction.

19.7                           No Waiver.  Any failure of either Party to enforce at any time, or for any period of time, any provision of this Agreement, will not constitute a waiver of such provision or in any way affect the validity of this Agreement.

19.8                           Complete Agreement.  This Agreement, together with the Exhibits listed in Section 19.9 below and the Confidentiality Agreement, sets forth the entire agreement between the Parties with respect to the subject matter hereof and thereof and supersedes all previous communications, representations or agreements, whether oral or written, with respect to the subject matter hereof and thereof.  No addition to or modification of this Agreement will be binding upon either Party unless reduced to writing and duly executed by the Parties in the same manner as the execution of this Agreement; subject, however, to revisions of Exhibits A, C, D and E, which Corgenix may revise at any time under Section 19.9(b) below.

19.9                           Exhibits.

(a)                                  The following are presently attached to this Agreement and incorporated herein by this reference:

•	Exhibit A	Corgenix Products List
•	Exhibit B	Corgenix Excluded Products and OEM Agreements
•	Exhibit C	Form of Purchase Order
•	Exhibit D	Corgenix Trademarks
•	Exhibit E	Corgenix Patents
•	Exhibit F	Form of Escrow Agreement

(b)                                 Corgenix has the right, in its sole discretion, to unilaterally amend in writing Exhibits A, C, D, and E.

[Remainder of page intentionally left blank.  Signature page follows.]

IN WITNESS WHEREOF, the duly authorized officers of the respective Parties have executed and delivered this Agreement as of the Effective Date.

CORGENIX MEDICAL CORPORATION

Name: Douglass T. Simpson
Title: President and Chief Executive Officer

ELITECH UK LIMITED

Name: Tim Watson
Title: Managing Director

EXHIBIT A

CORGENIX PRODUCT LIST

[See attached.]

A-1

Master Distribution Agreement
EXHIBIT A
Corgenix Products List

item number	product	incubation	size

Anti-Cardiolipin (aCL) antibodies IgG, IgM & IgA
023-001	Anti-Cardiolipin IgG/IgM	15/15/10	96 wells
023-002	Anti-Cardiolipin IgG/IgM	15/15/10	288 wells
026-001	Anti-Cardiolipin lgA	15/15/10	96 wells
026-006	Anti-Cardiolipin IgA	15/15/10	288 wells
11139	Anti-Cardiolipin IgG	30/30/30	96 wells
12747	Anti-Cardiolipin IgG	30/30/30	288 wells
11140	Anti-Cardiolipin IgM	30/30/30	96 wells
12748	Anti-Cardiolipin IgM	30/30/30	288 wells
11141	Anti-Cardiolipin IgA	30/30/30	96 wells
12770	Anti-Cardiolipin IgA	30/30/30	288 wells
Anti-Beta 2 Glycoprotein 1 antibodies IgG, IgM & IgA
037-001	Anti-Beta 2 Glycoprotein I IgG	15/15/10	96 wells
038-001	Anti-Beta 2 Glycoprotein I IgM	15/15/10	96 wells
039-001	Anti-Beta 2 Glycoprotein I IgA	15/15/10	96 wells
11233	Anti-Beta 2 Glycoprotein I IgG	30/30/30	96 wells
12784	Anti-Beta 2 Glycoprotein I IgG	30/30/30	288 wells
11234	Anti-Beta 2 Glycoprotein I IgM	30/30/30	96 wells
12776	Anti-Beta 2 Glycoprotein I IgM	30/30/30	288 wells
11235	Anti-Beta 2 Glycoprotein I IgA	30/30/30	96 wells
12787	Anti-Beta 2 Glycoprotein I IgA	30/30/30	288 wells
Anti-Phosphatidylserine (aPS) antibodies IgG, IgM & IgA
030-001	Anti-Phosphatidylserine IgG/IgM	15/15/10	96 wells
030-001 OEM	Anti-Phosphatidylserine IgG/IgM	15/15/10	96 wells
030-002	Anti-Phosphatidylserine IgG/IgM	15/15/10	288 wells
10206	Anti-Phosphatidylserine IgA	15/15/10	96 wells
10497	Anti-Phosphatidylserine IgA	15/15/10	288 wells
11142	Anti-Phosphatidylserine IgG	30/30/30	96 wells
12803	Anti-Phosphatidylserine IgG	30/30/30	288 wells
11143	Anti-Phosphatidylserine IgM	30/30/30	96 wells
12768	Anti-Phosphatidylserine IgM	30/30/30	288 wells
11144	Anti-Phosphatidylserine IgA	30/30/30	96 wells
12804	Anti-Phosphatidylserine IgA	30/30/30	288 wells
Anti-Prothrombin (aPT) antibodies IgG, IgM & IgA
10238	Anti-Prothrombin IgG	15/15/10	96 wells
10240	Anti-Prothrombin IgM	15/15/10	96 wells

oxLDL-B2GP1
11926	AtherOxTM *	15/15/10	96 wells
11854	Anti-AtherOxTM IgG	15/15/10	96 wells
11855	Anti-AtherOxTM IgM	15/15/10	96 wells
AspirinWorks
12136	Aspirin Works®		96 wells
Hemostasis Products
034-001	vonWillebrand Factor Antigen		96 wells
10826	vonWillebrand Factor Activity		96 wells
035-001	Protein C Antigen		96 wells
036-001	Protein S Antigen		96 wells
051-001	Monoclonal Free Protein S Antigen		96 wells
11160	Collagen Binding Assay		96 wells
706-001	Ristocetin (6 x 100 mg)		6x100mg
701-001	Coagulation Control 1		10x1ml
702-001	Coagulation Control 2		10x1ml
Liver/Gastroenterology Product
029-001	Hyaluronic Acid		96 wells
Autoimmune Products
10876	ANA		96 wells
10876-OEM	ANA		96 wells
022-001	Anti-dsDNA		96 wells
10870	anti-SS-A (Ro) ELISA		96 wells
10870-OEM	anti-SS-A (Ro) ELISA		96 wells
10871	anti-SS-B (La) ELISA		96 wells
10871-OEM	anti-SS-B (La) ELISA		96 wells
10868	anti-Sm ELISA		96 wells
10869	anti-RNP ELISA		96 wells
10869-OEM	anti-RNP ELISA		96 wells
10872	anti-Anti-Scl-70 ELISA		96 wells
10872-OEM	anti-Anti-Sc1-70 ELISA		96 wells
10873	anti-Jo-1 ELISA		96 wells
10873-OEM	anti-Jo-1 ELISA		96 wells
10877	anti-Mitochondria M2 ELISA		96 wells
10886	anti-MPO (pANCA) ELISA		96 wells
10881	anti-PR3 (cANCA) ELISA		96 wells
10879	anti-Thyroglobulin (Tg) ELISA		96 wells
10880	anti-Thyroid Peroxidase (TPO) ELISA*		96 wells
10878	anti-LKM		96 wells
10878-OEM	anti-LKM		96 wells
10884	anti-Centromere		96 wells

EXHIBIT B

CORGENIX EXCLUDED PRODUCTS AND OEM AGREEMENTS

[See attached.]

B-1

Master Distribution Agreement

EXHIBIT B

CORGENIX EXCLUDED PRODUCTS AND OEM AGREEMENTS

OEM Agreements under contract as of the Effective Date

company	contract date	products
Bio-Rad Laboratories, Inc.	2000-04-18	aPL
Helena Laboratories Corp.	1994-09-12	PS, PC
IL Chromogenix	1992-03-19	aPL
Grifols, S.A.	2000-12-01	PS, MFPS, PC, vWF
abp Corp	1998-12-01	PS, MFPS, PC, vWF

OEM Agreements in discussion as of the Effective Date

company	contract date	products
Hemagen Diagnostics, Inc.	n/a	aPL

Excluded Products as of the Effective Date

company	country	products
Hart Biologicals, Ltd.	UK	Hart labeled coagulation products
Axis-Shield plc	UK	Axis-Shield autoimmune products
Bioreba AG	Switzerland	Bioreba plant virology products
Biofile Diagnostics, Ltd.	Finland	Biofile and Biofons labeled autoimmune products

EXHIBIT C

FORM OF PURCHASE ORDER

[See attached.]

C-1

Purchase Order - ELITECH UK Limited

Tax Date	P.O. No.	VAT REG NO
01/07/2010	PUR 2632	757854282

Supplier	Ship To/Bill To

Corgenix Medical Corporation	ELITECH UK Limited
11575 Main Street, Suite 400	Unit 6, River Park Industrial Estate
Broomfield	Billet Lane
Colorado 80020	Berkhamsted
U.S.A	Herts HP4 1HL

Terms	Ship Via
Net 60	TBA

Item	UOM	Description	Qty	Rate	VAT	Amount

SUBTOTAL
VAT TOTAL
Total

EXHIBIT D

CORGENIX TRADEMARKS

[See attached.]

D-1

Master Distribution Agreement

EXHIBIT D

CORGENIX US TRADEMARKS

REAADS

Corgenix

AtherOx

Aspirin Works

EXHIBIT E

CORGENIX PATENTS

[See attached.]

E-1

Master Distribution Agreement

EXHIBIT E

CORGENIX PATENTS AND PATENTS PENDING

AtherOx Technology

The Company has licensed the AtherOx technology from Eiji Matsuura, PhD, a researcher at Okayama University, Okayama, Japan. This is an exclusive license agreement (worldwide except Japan).

US Patent # 5,900,359, effective May 4, 1999; Title: Method for Determination of Oxidized Lipoproteins and Use Thereof. This patent covers the OxiLDL/B2GPI antigen and its use. The patent was not applied for in the EU.

US Patent # 7,160,733 effective January 9, 2007; Title: Ligand specific to B2GPI and use of the Ligand. This patent application covers the synthesis of the OxLig-1 molecule, the use of the OxLig-1 Ligand for B2GPI, and the method. This is considered the “key patent” to the technology. This patent will be not be submitted to the EU.

US Patent # 7,422,864 effective September 9, 2008; Title: Method for Measuring Oxidized LDL-CRP Complex and Measurement Kit This patent describes the binding of oxidized low-density lipoprotein (oxLDL) with C-reactive protein (CRP) resulting in oxLDL/CRP (CRP-AtherOx) complex formation, and the immunoassay method for measuring these complexes in blood.

US Patent # 7,455,976 effective November 25, 2008; Title: Method of Assaying Oxidized LDL/B2-Glycoprotein I Complex Occurring in the Living Body. This patent describes the binding of oxidized low-density lipoprotein (oxLDL) to B2-GPI in the living body, measuring the complex more accurately.

EU Patent # 1 548 436 B1 effective November 11, 2008; Title: Method of measuring Oxidized LDL-B2glycoprotein I complex in vivo. This is a method patent covering the components and the assay procedure.

EU Patent # EP 1 596 198 B effective April 7, 2010; Title: Method of measuring oxidized LDL-Beta 2-GP1-CRP Complex. This patent is a method patent providing protection to the components and assay procedure used to measure AtherOx complexes in biological samples.

PCT/JP2007/060887; Title: Serum amyloid protein (SAP) and related analytes or antibodies.. Underlying Japanese patent # 149,430/2006. This patent application covers inflammatory and infectious molecules (SAP) in atherosclerosis. Under license from Okayama Prefecture and University of Okayama (Dr. Matsuura) dated 2/18/2008. Patents pending.

AspirinWorks Technology

Collaboration with McMaster University

Corgenix has a license agreement with McMaster University providing Corgenix exclusive rights to aspirin resistance technology owned by McMaster.

US Patent # 7,081,347, effective July 25, 2006, expiring September 24, 2023; Title: Method for Predicting Cardiovascular Event.

US Patent # 7,595,201 B2, effective September 29, 2009; Title: Device for measuring an analyte; this is a method patent for measuring the biomarker in a fluid sample.

EU Patent # 1,488,232, issued 11/14/2007; Title: Method and Device for Predicting Cardiovascular Events. This is a method patent covering clinical use of the marker.

Title: Method and Device for Predicting Cardiovascular Events; Canadian Application PCT/CA03/000422 filed September 8, 2004.

Collaboration with Cayman Chemical

Corgenix has an agreement with Cayman Chemical Company regarding certain technology and critical materials for aspirin resistance technology.

US Patent # 7,727,730 B2, effective June 1, 2010: Methods and kits for detection of thromboxane A2 metabolites. This patent recognizes the ability of AspirinWorks test to accurately measure biomarkers of platelet inhibition.

EXHIBIT F

FORM OF ESCROW AGREEMENT

[See attached.]

F-1

Three-Party Escrow Service Agreement

Iron Mountain provides flexible, comprehensive escrow services that generate the type of agreement that gives our customers the right level of protection in each unique situation. Iron Mountain is different from other providers in the industry because of our customer-driven approach to technology escrow. With Iron Mountain, the customer’s experience is focused on defining his or her own unique needs for a comprehensive service—not on studying and struggling to comprehend the terms, options and add-ons of a variety of pre-packaged agreements.

The benefit of this approach is that it can adapt to meet the needs of a single customer or application today, as well as future ones with requirements that may be quite different. With Iron Mountain, one set of comprehensive escrow services with elective components suited for every situation, covers all the key issues for technology escrow.

At Iron Mountain, we take intellectual property protection seriously and deliver our services with the integrity you and your clients would expect – and, in fact, demand, from a trusted and neutral third party. We don’t just vault technology. We provide complete intellectual property management services.

Purpose

Iron Mountain’s Three-Party Escrow Service Agreement is generally used when:

•      Both parties agree that the highest level of escrow protection is needed.

•      The beneficiary needs to sign the agreement.

•      The beneficiary needs to negotiate the terms of the agreement and the unique release conditions.

•      The beneficiary wants technical verification of the deposit materials.

Key Features

Iron Mountain’s Three-Party Escrow Service Agreements may include any of the following:

•      Secure real-time online account management with Escrow Management Center 24x7x365.

•      When elected, verification of deposit materials. This includes documentation of the hardware, software environment, utilities, compilers and operating systems needed to access the deposit materials.

•      Electronic Depositing of materials.

•      Additional advanced types of technical verification including build and usability testing.

•      Deposit Tracking Notification – periodic notices to depositors and beneficiaries related to deposit material.

•      Escrow Expert consulting services.

(PLEASE DELETE THIS COVER PAGE BEFORE EXECUTING THE AGREEMENT)

This template will be accepted until December 31, 2009, after that date,
Iron Mountain reserves the option to update terms and conditions.

3P Rev. 07/01/09	©2009 Iron Mountain Incorporated

EFFECTIVE DATE:

DEPOSIT ACCOUNT NUMBER:

THREE-PARTY ESCROW SERVICE AGREEMENT

1.     Introduction.

This Three Party Escrow Service Agreement (the “Agreement”) is entered into by and between                                          (the “Depositor”), and by                           (the “Beneficiary”) and by Iron Mountain Intellectual Property Management, Inc. (“Iron Mountain”). Depositor, Beneficiary, and Iron Mountain may be referred to individually as a “Party” or collectively as the “Parties” throughout this Agreement.

(a)   The use of the term services in this Agreement shall refer to Iron Mountain services that facilitate the creation, management, and enforcement of software or other technology escrow accounts as described in Exhibit A attached hereto (“Services”). A Party shall request Services under this Agreement by submitting a work request for certain Iron Mountain Services (“Work Request”) via written instruction or the online portal maintained at the website located at www.ironmountainconnect.com, or other websites owned or controlled by Iron Mountain that are linked to that website (collectively the “Iron Mountain Website”).

(b)   The Beneficiary and Depositor have, or will have, entered into a license agreement or other agreement (“License Agreement”) conveying intellectual property rights to the Beneficiary, and the Parties intend this Agreement to be considered as supplementary to such agreement, pursuant to Title 11 United States [Bankruptcy] Code, Section 365(n).

2.     Depositor Responsibilities and Representations.

(a)   Depositor shall make an initial deposit that is complete and functional of all proprietary technology and other materials covered under this Agreement (“Deposit Material”) to Iron Mountain within thirty (30) days of the Effective Date. Depositor may also update Deposit Material from time to time during the Term (as defined below) of this Agreement provided a minimum of one (1) complete and functional copy of Deposit Material is deposited with Iron Mountain at all times. At the time of each deposit or update, Depositor will provide an accurate and complete description of all Deposit Material sent to Iron Mountain using the form attached hereto as Exhibit B.

(b)   Depositor represents that it lawfully possesses all Deposit Material provided to Iron Mountain under this Agreement and that any current or future Deposit Material liens or encumbrances will not prohibit, limit, or alter the rights and obligations of Iron Mountain under this Agreement. Depositor warrants that with respect to the Deposit Material, Iron Mountain’s proper administration of this Agreement will not violate the rights of any third parties.

(c)   Depositor represents that all Deposit Material is readable and useable in its then current form; if any portion of such Deposit Material is encrypted, the necessary decryption tools and keys to read such material are deposited contemporaneously.

(d)   Depositor agrees, upon request by Iron Mountain, in support of Beneficiary’s request for verification Services, to promptly complete and return the Escrow Deposit Questionnaire attached hereto as Exhibit Q. Depositor consents to Iron Mountain’s performance of any level(s) of verification Services described in Exhibit A attached hereto and Depositor further consents to Iron Mountain’s use of a subcontractor to perform verification Services. Any such subcontractor shall be bound by the same confidentiality obligations as Iron Mountain and shall not be a direct competitor to either Depositor or Beneficiary. Iron Mountain shall be responsible for the delivery of Services of any such subcontractor as if Iron Mountain had performed the Services. Depositor represents that all Deposit Material is provided with all rights necessary for Iron Mountain to verify such proprietary technology and materials upon receipt of a Work Request for such Services or agrees to use commercially reasonable efforts to provide Iron Mountain with any necessary use rights or permissions to use materials necessary to perform verification of the Deposit Material. Depositor agrees to reasonably cooperate with Iron Mountain by providing reasonable access to its technical personnel for verification Services whenever reasonably necessary.

3.     Beneficiary Responsibilities and Representations.

(a)   Beneficiary acknowledges that, as between Iron Mountain and Beneficiary, Iron Mountain’s obligation is to maintain the Deposit Material as delivered by the Depositor and that, other than Iron Mountain’s inspection of the Deposit Material (as described in Section 4) and the performance of any of the optional verification Services listed in Exhibit A, Iron Mountain has no other obligation regarding the completeness, accuracy, or functionality of the Deposit Material.

(b)   Beneficiary may submit a verification Work Request to Iron Mountain for one or more of the Services defined in Exhibit A attached hereto and consents to Iron Mountain’s use of a subcontractor if needed to provide such Services. Beneficiary

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warrants that Iron Mountain’s use of any materials supplied by Beneficiary to perform the verification Services described in Exhibit A is lawful and does not violate the rights of any third parties.

4.     Iron Mountain Responsibilities and Representations.

(a)   Iron Mountain agrees to use commercially reasonable efforts to provide the Services requested by Authorized Person(s) (as identified in the “Authorized Person(s)/Notices Table” below) representing the Depositor or Beneficiary in a Work Request. Iron Mountain may reject a Work Request (in whole or in part) that does not contain all required information at any time upon notification to the Party originating the Work Request.

(b)   Iron Mountain will conduct a visual inspection upon receipt of any Deposit Material and associated Exhibit B. If Iron Mountain determines that the Deposit Material does not match the description provided by Depositor represented in Exhibit B, Iron Mountain will notify Depositor of such discrepancies and notate such discrepancy on the Exhibit B.

(c)   Iron Mountain will provide notice to the Beneficiary of all Deposit Material that is accepted and deposited into the escrow account under this Agreement.

(d)   Iron Mountain will work with a Party who submits any verification Work Request for Deposit Material covered under this Agreement to either fulfill any standard verification Services Work Request or develop a custom Statement of Work (“SOW”). Iron Mountain and the requesting Party will mutually agree in writing to an SOW on terms and conditions that include but are not limited to: description of Deposit Material to be tested; description of verification testing; requesting Party responsibilities; Iron Mountain responsibilities; Service Fees; invoice payment instructions; designation of the paying Party; designation of authorized SOW representatives for both the requesting Party and Iron Mountain with name and contact information; and description of any final deliverables prior to the start of any fulfillment activity. After the start of fulfillment activity, each SOW may only be amended or modified in writing with the mutual agreement of both Parties, in accordance with the change control procedures set forth therein. If the verification Services extend beyond those described in Exhibit A, the Depositor shall be a necessary Party to the SOW governing the Services.

(e)   Iron Mountain will hold and protect Deposit Material in physical or electronic vaults that are either owned or under the control of Iron Mountain, unless otherwise agreed to by all the Parties.

(f)    Upon receipt of written instructions by both Depositor and Beneficiary, Iron Mountain will permit the replacement or removal of previously submitted Deposit Material. The Party making such request shall be responsible for getting the other Party to approve the joint instructions.

(g)   Should transport of Deposit Material be necessary in order for Iron Mountain to perform Services requested by Depositor or Beneficiary under this Agreement, Iron Mountain will use a commercially recognized overnight carrier such as Federal Express or United Parcel Service. Iron Mountain will not be responsible for any loss or destruction of, or damage to, such Deposit Material while in the custody of the common carrier.

5.     Payment.

The Party responsible for payment designated in Exhibit A (“Paying Party”) shall pay to Iron Mountain all fees as set forth in the Work Request (“Service Fees”). Except as set forth below, all Service Fees are due within thirty (30) calendar days from the date of invoice in U.S. currency and are non-refundable. Iron Mountain may update Service Fees with a ninety (90) calendar day written notice to the Paying Party during the Term of this Agreement (as defined below). The Paying Party is liable for any taxes (other than Iron Mountain income taxes) related specifically to Services purchased under this Agreement or shall present to Iron Mountain an exemption certificate acceptable to the taxing authorities. Applicable taxes shall be billed as a separate item on the invoice. Any Service Fees not collected by Iron Mountain when due shall bear interest until paid at a rate of one percent (1%) per month (12% per annum) or the maximum rate permitted by law, whichever is less. Notwithstanding the non-performance of any obligations of Depositor to deliver Deposit Material under the License Agreement or this Agreement, Iron Mountain is entitled to be paid all Service Fees that accrue during the Term of this Agreement.

6.     Term and Termination.

(a)   The term of this Agreement is for a period of one (1) year from the Effective Date (“Initial Term”) and will automatically renew for additional one (1) year terms (“Renewal Term”) (collectively the “Term”). This Agreement shall continue in full force and effect until one of the following events occur: (i) Depositor and Beneficiary provide Iron Mountain with sixty (60) days’ prior written joint notice of their intent to terminate this Agreement; (ii) Beneficiary provides Iron Mountain and Depositor with sixty (60) days’ prior written notice of its intent to terminate this Agreement; (iii) the Agreement terminates under another provision of this Agreement; or (iv) any time after the Initial Term, Iron Mountain provides a sixty (60) days’ prior written notice to the Depositor and Beneficiary of Iron Mountain’s intent to terminate this Agreement. If the Effective Date is not specified above, then the last date noted on the signature blocks of this Agreement shall be the Effective Date.

(b)   Unless the express terms of this Agreement provide otherwise, upon termination of this Agreement, Iron Mountain shall return the Deposit Material to the Depositor. Unless otherwise directed by Depositor, Iron Mountain will use a commercially recognized overnight common carrier such as Federal Express or United Parcel Service to return the Deposit Material to the Depositor. Iron Mountain will not be responsible for any loss or destruction of, or damage to, such Deposit Material while in the custody of the common carrier. If reasonable attempts to return the Deposit Material to Depositor are unsuccessful, Iron Mountain shall destroy the Deposit Material.

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(c)   In the event of the nonpayment of undisputed Service Fees owed to Iron Mountain, Iron Mountain shall provide all Parties to this Agreement with written notice of Iron Mountain’s intent to terminate this Agreement. Any Party to this Agreement shall have the right to make the payment to Iron Mountain to cure the default. If the past due payment is not received in full by Iron Mountain within thirty (30) calendar days of the date of such written notice, then Iron Mountain shall have the right to terminate this Agreement at any time thereafter by sending written notice to all Parties. Iron Mountain shall have no obligation to perform the Services under this Agreement (except those obligations that survive termination of this Agreement, which includes the confidentiality obligations in Section 9) so long as any undisputed Service Fees due Iron Mountain under this Agreement remain unpaid.

7.     Infringement Indemnification.

Anything in this Agreement to the contrary notwithstanding, Depositor at its own expense shall defend and hold Beneficiary and Iron Mountain (the “Indemnified Party”) fully harmless against any claim or action asserted against the Indemnified Party (specifically including costs and reasonable attorneys’ fees associated with any such claim or action) to the extent such claim or action is based on an assertion that Iron Mountain’s proper administration of this Agreement or Beneficiary’s use of the Deposit Material, within the scope of this Agreement, infringes any patent, copyright, license or other proprietary right of any third party. When the indemnified Party has notice of a claim or action, it shall promptly notify Depositor in writing. At its option, Depositor may elect to control defense of such claim or action and may elect to enter into a settlement agreement, provided that no such settlement or defense shall include any admission or implication of wrongdoing on the part of the Indemnified Party without such Party’s prior written consent, which consent shall not be unreasonably delayed or withheld. Iron Mountain shall have the right to employ separate counsel and participate in the defense of any claim at its own expense.

8.     Warranties.

(a)   IRON MOUNTAIN WARRANTS ANY AND ALL SERVICES PROVIDED HEREUNDER SHALL BE PERFORMED IN A WORKMANLIKE MANNER CONSISTENT WITH THE MEASURES IRON MOUNTAIN TAKES TO PROTECT ITS OWN INFORMATION OF A SIMILAR NATURE, BUT IN NO CASE LESS THAN A REASONABLE LEVEL OF CARE. EXCEPT AS SPECIFIED IN THIS SECTION, ALL CONDITIONS, REPRESENTATIONS, AND WARRANTIES INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTIES OR CONDITIONS OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, SATISFACTORY QUALITY, OR ARISING FROM A COURSE OF DEALING, USAGE, OR TRADE PRACTICE, ARE HEREBY EXCLUDED TO THE EXTENT ALLOWED BY APPLICABLE LAW. AN AGGRIEVED PARTY MUST NOTIFY IRON MOUNTAIN PROMPTLY UPON LEARNING OF ANY CLAIMED BREACH OF ANY WARRANTY AND, TO THE EXTENT ALLOWED BY APPLICABLE LAW, SUCH PARTY’S REMEDY FOR BREACH OF THIS WARRANTY SHALL BE SUBJECT TO THE LIMITATION OF LIABILITY AND CONSEQUENTIAL DAMAGES WAIVER IN THIS AGREEMENT. THIS DISCLAIMER AND EXCLUSION SHALL APPLY EVEN IF THE EXPRESS WARRANTY AND LIMITED REMEDY SET FORTH ABOVE FAILS OF ITS ESSENTIAL PURPOSE.

(b)   Depositor warrants that all Depositor information provided hereunder is accurate and reliable and undertakes to promptly correct and update such Depositor information during the Term of this Agreement.

(c)   Beneficiary warrants that all Beneficiary information provided hereunder is accurate and reliable and undertakes to promptly correct and update such Beneficiary information during the Term of this Agreement.

9.     Confidential Information.

Iron Mountain shall have the obligation to implement and maintain safeguards designed to protect the confidentiality of the Deposit Material. Except as provided in this Agreement Iron Mountain shall not use or disclose the Deposit Material. Iron Mountain shall not disclose the terms of this Agreement to any third Party. If Iron Mountain receives a subpoena or any other order from a court or other judicial tribunal pertaining to the disclosure or release of the Deposit Material, Iron Mountain will promptly notify the Parties to this Agreement unless prohibited by law. After notifying the Parties, Iron Mountain may comply in good faith with such order. It shall be the responsibility of Depositor or Beneficiary to challenge any such order; provided, however, that Iron Mountain does not waive its rights to present its position with respect to any such order. Iron Mountain will cooperate with the Depositor or Beneficiary, as applicable, to support efforts to quash or limit any subpoena, at such Party’s expense. Any Party requesting additional assistance shall pay Iron Mountain’s standard charges or as quoted upon submission of a detailed request.

10.  Limitation of Liability.

EXCEPT FOR: (I) ANY CLAIMS OF INFRINGEMENT OF ANY PATENT, COPYRIGHT, OR TRADEMARK; (II) LIABILITY FOR DEATH OR BODILY INJURY; (III) PROVEN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT; OR (IV) THE INFRINGEMENT INDEMNIFICATION OBLIGATIONS OF SECTION 7, ALL OTHER LIABILITY RELATED TO THIS AGREEMENT, IF ANY, WHETHER ARISING IN CONTRACT, TORT (INCLUDING NEGLIGENCE) OR OTHERWISE, OF ANY PARTY TO THIS AGREEMENT SHALL BE LIMITED TO THE AMOUNT EQUAL TO ONE YEAR OF FEES PAID TO IRON MOUNTAIN UNDER THIS AGREEMENT. IF CLAIM OR LOSS IS MADE IN RELATION TO A SPECIFIC DEPOSIT OR DEPOSITS, SUCH LIABILITY SHALL BE LIMITED TO THE FEES RELATED SPECIFICALLY TO SUCH DEPOSITS.

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11.  Consequential Damages Waiver.

IN NO EVENT SHALL ANY PARTY TO THIS AGREEMENT BE LIABLE TO ANOTHER PARTY FOR ANY INCIDENTAL, SPECIAL, PUNITIVE OR CONSEQUENTIAL DAMAGES, LOST PROFITS, ANY COSTS OR EXPENSES FOR THE PROCUREMENT OF SUBSTITUTE SERVICES (EXCLUDING SUBSTITUTE ESCROW SERVICES), OR ANY OTHER INDIRECT DAMAGES, WHETHER ARISING IN CONTRACT, TORT (INCLUDING NEGLIGENCE) OR OTHERWISE EVEN IF THE POSSIBILITY THEREOF MAY BE KNOWN IN ADVANCE TO ONE OR MORE PARTIES.

12.  General.

(a)   Incorporation of Work Requests. All valid Depositor and Beneficiary Work Requests are incorporated into this Agreement.

(b)   Purchase Orders. In the event that the Paying Party issues a purchase order or other instrument used to pay Service Fees to Iron Mountain, any terms and conditions set forth in the purchase order which constitute terms and conditions which are in addition to those set forth in this Agreement or which establish conflicting terms and conditions to those set forth in this Agreement are expressly rejected by Iron Mountain.

(c)   Right to Make Copies. Iron Mountain shall have the right to make copies of all Deposit Material as reasonably necessary to perform the Services. Iron Mountain shall copy all copyright, nondisclosure, and other proprietary notices and titles contained on Deposit Material onto any copies made by Iron Mountain. Any copying expenses incurred by Iron Mountain as a result of a Work Request to copy will be borne by the Party requesting the copies. Iron Mountain may request Depositor’s reasonable cooperation in promptly copying Deposit Material in order for Iron Mountain to perform this Agreement.

(d)   Choice of Law. The validity, interpretation, and performance of this Agreement shall be controlled by and construed under the laws of the Commonwealth of Massachusetts, USA, as if performed wholly within the state and without giving effect to the principles of conflicts of laws.

(e)   Authorized Person(s). Depositor and Beneficiary must each authorize and designate one person whose actions will legally bind such Party (“Authorized Person” who shall be identified in the Authorized Person(s) Notices Table of this Agreement or such Party’s legal representative) and who may manage the Iron Mountain escrow account through the Iron Mountain website or written instruction. The Authorized Person for each the Depositor and Beneficiary will maintain the accuracy of their name and contact information provided to Iron Mountain during the Term of this Agreement.

(f)    Right to Rely on Instructions. With respect to Release of Deposit Material or the destruction of Deposit Material, Iron Mountain shall rely on instructions from a Party’s Authorized Person(s). In all other cases, Iron Mountain may act in reliance upon any instruction, instrument, or signature reasonably believed by Iron Mountain to be genuine and from an Authorized Person(s), officer, or other employee of a Party. Iron Mountain may assume that such representative of a Party to this Agreement who gives any written notice, request, or instruction has the authority to do so. Iron Mountain will not be required to inquire into the truth of, or evaluate the merit of, any statement or representation contained in any notice or document reasonably believed to be from such representative.

(g)   Force Majeure. No Party shall be liable for any delay or failure in performance due to events outside the defaulting Party’s reasonable control, including without limitation acts of God, earthquake, labor disputes, shortages of supplies, riots, war, acts of terrorism, fire, epidemics, or delays of common carriers or other circumstances beyond its reasonable control. The obligations and rights of the excused Party shall be extended on a day-to-day basis for the time period equal to the period of the excusable delay.

(h)   Notices. All notices regarding Exhibit C (Release of Deposit Material) shall be sent by commercial express mail or other commercially appropriate means that provide prompt delivery and require proof of delivery. All other correspondence, including invoices, payments, and other documents and communications, may be sent electronically or via regular mail. The Parties shall have the right to rely on the last known address of the other Parties. Any correctly addressed notice to the last known address of the other Parties that is relied on herein, that is refused, unclaimed, or undeliverable shall be deemed effective as of the first date that said notice was refused, unclaimed, or deemed undeliverable by electronic mail, the postal authorities, or through messenger or commercial express delivery service.

(i)    No Waiver. No waiver of any right under this Agreement by any Party shall constitute a subsequent waiver of that or any other right under this Agreement.

(j)    Assignment. No assignment of this Agreement by Depositor or Beneficiary or any rights or obligations of Depositor or Beneficiary under this Agreement is permitted without the written consent of Iron Mountain, which shall not be unreasonably withheld or delayed. Iron Mountain shall have no obligation in performing this Agreement to recognize any successor or assign of Depositor or Beneficiary unless Iron Mountain receives clear, authoritative and conclusive written evidence of the change of Parties.

(k)   Severability. In the event any of the terms of this Agreement become or are declared to be illegal or otherwise unenforceable by any court of competent jurisdiction, such term(s) shall be null and void and shall be deemed deleted from this Agreement. All remaining terms of this Agreement shall remain in full force and effect. If this paragraph becomes

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applicable and, as a result, the value of this Agreement is materially impaired for any Party, as determined by such Party in its sole discretion, then the affected Party may terminate this Agreement by written notice to the other Parties.

(l)    Independent Contractor Relationship. Depositor and Beneficiary understand, acknowledge, and agree that Iron Mountain’s relationship with Depositor and Beneficiary will be that of an independent contractor and that nothing in this Agreement is intended to or should be construed to create a partnership, joint venture, or employment relationship.

(m)  Attorneys’ Fees. In any suit or proceeding between the Parties relating to this Agreement, the prevailing Party will have the right to recover from the other(s) its costs and reasonable fees and expenses of attorneys, accountants, and other professionals incurred in connection with the suit or proceeding, including costs, fees and expenses upon appeal, separately from and in addition to any other amount included in such judgment. This provision is intended to be severable from the other provisions of this Agreement, and shall survive and not be merged into any such judgment.

(n)   No Agency. No Party has the right or authority to, and shall not, assume or create any obligation of any nature whatsoever on behalf of the other Parties or bind the other Parties in any respect whatsoever.

(o)   Disputes. Any dispute, difference or question relating to or arising among any of the Parties concerning the construction, meaning, effect or implementation of this Agreement or the rights or obligations of any Party hereof will be submitted to, and settled by arbitration by a single arbitrator chosen by the corresponding Regional Office of the American Arbitration Association in accordance with the Commercial Rules of the American Arbitration Association. The Parties shall submit briefs of no more than 10 pages and the arbitration hearing shall be limited to two (2) days maximum. The arbitrator shall apply Massachusetts law. Unless otherwise agreed by the Parties, arbitration will take place in Boston, Massachusetts, U.S.A. Any court having jurisdiction over the matter may enter judgment on the award of the arbitrator. Service of a petition to confirm the arbitration award may be made by regular mail or by commercial express mail, to the attorney for the Party or, if unrepresented, to the Party at the last known business address. If however, Depositor or Beneficiary refuse to submit to arbitration, the matter shall not be submitted to arbitration and Iron Mountain may submit the matter to any court of competent jurisdiction for an interpleader or similar action. Unless adjudged otherwise, any costs incurred by Iron Mountain, including reasonable attorney’s fees and costs, shall be divided equally and paid by Depositor and Beneficiary.

(p)   Regulations. All Parties are responsible for and warrant, to the extent of their individual actions or omissions, compliance with all applicable laws, rules and regulations, including but not limited to: customs laws; import; export and re-export laws; and government regulations of any country from or to which the Deposit Material may be delivered in accordance with the provisions of this Agreement.

(q)   No Third Party Rights. This Agreement is made solely for the benefit of the Parties to this Agreement and their respective permitted successors and assigns, and no other person or entity shall have or acquire any right by virtue of this Agreement unless otherwise agreed to by all the Parties hereto.

(r)    Entire Agreement. The Parties agree that this Agreement, which includes all the Exhibits attached hereto and all valid Work Requests and SOWs submitted by the Parties, is the complete agreement between the Parties hereto concerning the subject matter of this Agreement and replaces any prior or contemporaneous oral or written communications between the Parties. There are no conditions, understandings, agreements, representations, or warranties, expressed or implied, which are not specified herein. Each of the Parties herein represents and warrants that the execution, delivery, and performance of this Agreement has been duly authorized and signed by a person who meets statutory or other binding approval to sign on behalf of its business organization as named in this Agreement. This Agreement may only be modified by mutual written agreement of all the Parties.

(s)   Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

(t)    Survival. Sections 6 (Term and Termination), 7 (Infringement Indemnification), 8 (Warranties), 9 (Confidential Information), 10 (Limitation of Liability), 11 (Consequential Damages Waiver), and 12 (General) of this Agreement shall survive termination of this Agreement or any Exhibit attached hereto.

(balance of this page left intentionally blank – signature page follows)

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IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the Effective Date by their authorized representatives:

DEPOSITOR	BENEFICIARY

COMPANY NAME:	COMPANY NAME:
SIGNATURE:	SIGNATURE:
PRINT NAME:	PRINT NAME:
TITLE:	TITLE:
DATE:	DATE:
EMAIL ADDRESS:	EMAIL ADDRESS:

IRON MOUNTAIN INTELLECTUAL PROPERTY MANAGEMENT, INC.

SIGNATURE:
PRINT NAME:
TITLE:
DATE:
EMAIL ADDRESS:	ipmclientservices@ironmountain.com

NOTE: AUTHORIZED Person(s)/Notices Table, Billing Contact Information Table AND EXHIBITS FOLLOW

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DEPOSITOR — AUTHORIZED PERSON(S)/NOTICES TABLE

Provide the name(s) and contact information of the Authorized Person(s) under this Agreement. All notices will be sent to the person(s) at the address(es) set forth below. This is required information.

Print Name:

Title:
Email Address
Address 1
Address 2
City/State Province
Postal/Zip Code
Phone Number
Fax Number

BENEFICIARY — AUTHORIZED PERSON(S)/NOTICES TABLE

Provide the name(s) and contact information of the Authorized Person(s) under this Agreement. All notices will be sent to the person(s) at the address(es) set forth below. This is required information.

Print Name:

Title:

Email Address

Address 1

Address 2

City/State/Province

Postal/Zip Code

Phone Number

Fax Number

IRON MOUNTAIN INTELLECTUAL PROPERTY MANAGEMENT, INC.

All notices should be sent to ipmclientservices@ironmountain.com OR

Iron Mountain Intellectual Property Management, Inc., Attn: Client Services

2100 Norcross Parkway, Suite 150

Norcross, Georgia, 30071, USA.

Telephone: 800-875-5669

Facsimile: 770-239-9201

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Billing Contact Information Table

Please provide the name and contact information of the Billing Contact under this Agreement. All Invoices will be sent to this individual at the address set forth below.

DEPOSITOR	BENEFICIARY

Print Name:	Print Name:
Title:	Title:
Email Address	Email Address
Street Address	Street Address
Province/City/State	Province/City/State
Postal/Zip Code	Postal/Zip Code
Phone Number	Phone Number
Fax Number	Fax Number
Purchase Order #	Purchase Order #

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MUST BE COMPLETED      EXHIBIT A - Escrow Service Work Request - Deposit Account Number:

SERVICE Check box(es) to order service

SERVICE DESCRIPTION - THREE PARTY ESCROW AGREEMENT
All services are listed below. Services in shaded tables are required for every new escrow account set up. Some services may not be available under the Agreement.

		ONE- TIME FEES	ANNUAL FEES	PAYING PARTY Check box to identify the Paying Party for each service below.
☒ Setup Fee	Iron Mountain will setup a new escrow deposit account using a standard escrow agreement Custom contracts are subject to the Custom Contract Fee noted below.	$1500		☐ Depositor - OR - ☐ Beneficiary

☒ Deposit Account Fee-Including Escrow Management Center Access

Iron Mountain will set up one deposit account to manage and administrate access to Deposit Material that will be securely stored in controlled media vaults. Furthermore, Iron Mountain will provide account services that include unlimited deposits, electronic vaulting, access to Iron Mountain Connect™ Escrow Management Center for secure online account management, submission of electronic Work Requests, and communication of status. A Client Manager will be assigned to each deposit account and provide training upon request to facilitate secure Internet access to the account and ensure fulfillment of Work Requests. An oversize fee of $200 USD per 1.2 cubic foot will be charged for deposits that exceed 2.4 cubic feet.

			$1,000	☐ Depositor - OR - ☐ Beneficiary
☒ Beneficiary Fee Including Escrow Management Center Access	Iron Mountain will fulfill a Work Request to add a Beneficiary to an escrow deposit account and manage access rights associated with the account. Beneficiary will have access to Iron Mountain Connect™ Escrow Management Center for secure online account management, submission of electronic Work Requests, and communication of status. A Client Manager will be assigned to each deposit account and provide training upon request to facilitate secure Internet access to the account and ensure fulfillment of Work Requests.		$700	☐ Depositor - OR - ☐ Beneficiary

☐ Add Deposit Tracking Notification	At least semi-annually, Iron Mountain will send an update reminder to Depositor. Thereafter, Beneficiary will be notified of last deposit.	N/A	$375	☐ Depositor - OR - ☐ Beneficiary

☒ Add File List Test	Iron Mountain will fulfill a Work Request to perform a File List Test, which includes analyzing deposit media readability, file listing, creation of file classification table, virus scan, and assurance of completed deposit questionnaire, A final report will be sent to the Paying Party regarding the Deposit Material to ensure consistency between Depositor’s representations (i.e., Exhibit B and Supplementary Questionnaire) and stored Deposit Material. Deposit must be provided on CD, DVD-R, or deposited FTP.	$2,500	N/A	☐ Depositor- OR - ☐ Beneficiary

☐ Add Level 1 - Inventory and Analysis Test

Iron Mountain will perform an Inventory Test on the initial deposit, which includes Analyzing deposit media readability, virus scanning, developing file classification tables, identifying the presence/absence of build instructions, and identifying materials required to recreate the Depositor’s software development environment. Output includes a report which will include build instructions, file classification tables and listings. In addition, the report will list required software development materials, including, without limitation, required source code languages and compilers, third-party software, libraries, operating systems, and hardware, as well as Iron Mountain’s analysis of the deposit.

		$5,000 or based on SOW if custom work required	N/A	☐ Depositor - OR - ☐ Beneficiary

☐ Add Level 2 - Compile Test

Iron Mountain will fulfill a Work Request to perform a Deposit Compile Test, which includes the Inventory Test as described above plus recreating the Depositor’s software development environment, compiling source files and modules, linking libraries and recreating executable code, pass/fail determination, creation of comprehensive build instructions with a final report sent to the Paying Party regarding the Deposit Material. The Paying Party and Iron Mountain will agree on a custom Statement of Work (“SOW”) prior to the start of fulfillment.

		Based on SOW	N/A	☐ Depositor - OR - ☐ Beneficiary

☐ Add Level 3 - Binary Comparison

Iron Mountain will fulfill a Work Request to perform one Deposit Compile Test Binary Comparison which includes a comparison of the files built from the Deposit Compile Test to the actual licensed technology on the Beneficiary’s site to ensure a full match in file size, with a final report sent to the Requesting Party regarding the Deposit Material. The Paying Party and Iron Mountain will agree on a custom Statement of Work (“SOW”) prior to the start of fulfillment.

		Based on SOW	N/A	☐ Depositor -OR - ☐ Beneficiary

☐ Add Level 4 - Full Usability

Iron Mountain will fulfill a Work Request to perform one Deposit Compile Test Full Usability which includes a confirmation that the built applications work properly when installed, A final report will be sent to the Paying Party regarding the Deposit Material. The Paying Party and Iron Mountain will agree on a custom Statement of Work (“SOW”) prior to the start of fulfillment.

		Based on SOW	N/A	☐ Depositor - OR - ☐ Beneficiary

☐ Add Dual/Remote Vaulting	Iron Mountain will fulfill a Work Request to store deposit materials in one additional location as defined within the Service Agreement Duplicate storage request may be in the form of either physical media or electronic storage.	N/A	$500	☐ Depositor - OR - ☐ Beneficiary

☐ Release Deposit Material	Iron Mountain will process a Work Request to release Deposit Material by following the specific procedures defined in Exhibit C “Release of Deposit Material” the Escrow Service Agreement.	$500	N/A	☐ Depositor- OR- ☐ Beneficiary

☐ Add Custom Services	Iron Mountain will provide its Escrow Expert consulting based on a custom SOW mutually agreed to by all Parties.	$175/hour	N/A	☐ Depositor- OR- ☐ Beneficiary

☐ Custom Contract Fee	Custom contracts are subject to the Custom Contract Fee, which covers the review and processing of custom or modified contracts.	$750	N/A	☐ Depositor - OR - ☐ Beneficiary

Note: Parties may submit Work Requests via written instruction or electronically through the online portal.

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EXHIBIT B

DEPOSIT MATERIAL DESCRIPTION

COMPANY NAME:                                                          DEPOSIT ACCOUNT NUMBER:

DEPOSIT NAME                                               AND DEPOSIT VERSION

(Deposit Name will appear in account history reports)

DEPOSIT MEDIA (PLEASE LABEL ALL MEDIA WITH THE DEPOSIT NAME PROVIDED ABOVE)

MEDIA TYPE	QUANTITY	MEDIA TYPE	QUANTITY
☐ CD-ROM / DVD		☐ 3.5” Floppy Disk
☐ DLT Tape		☐ Documentation
☐ DAT Tape		☐ Hard Drive / CPU
☐ Circuit Board

	TOTAL SIZE OF TRANSMISSION (SPECIFY IN BYTES)	# OF FILES	# OF FOLDERS
☐ Electronic Deposit
☐ Other (please describe below):

DEPOSIT ENCRYPTION (Please check either “Yes” or “No” below and complete as appropriate)

Is the media or are any of the files encrypted? ☐ Yes or ☐  No

If yes, please include any passwords and decryption tools description below. Please also deposit all necessary encryption software with this deposit.

Encryption tool name                                                                      Version

Hardware required

Software required

Other required information

DEPOSIT CERTIFICATION (Please check the box below to Certify and Provide your Contact Information)

☐ I certify for Depositor that the above described Deposit Material has been transmitted electronically or sent via commercial express mail carrier to Iron Mountain at the address below.	☐ Iron Mountain has inspected and accepted the above described Deposit Material either electronically or physically. Iron Mountain will notify Depositor of any discrepancies.

NAME:	NAME:
PRINT NAME:	PRINT NAME:
DATE:	DATE:
EMAIL ADDRESS:
TELEPHONE NUMBER:
FAX NUMBER:

Note: If Depositor is physically sending Deposit Material to Iron Mountain, please label all media and mail all Deposit Material with the appropriate Exhibit B via commercial express carrier to the following address:

Iron Mountain Intellectual Property Management, Inc.                                        Telephone: 800-875-5669

Attn: Vault Administration                                                                                    Facsimile: 770- 239-9201

2100 Norcross Parkway, Suite 150

Norcross, GA 30071

FOR IRON MOUNTAIN USE ONLY: (NOTED DISCREPANCIES ON VISUAL INSPECTION)

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EXHIBIT C

RELEASE OF DEPOSIT MATERIAL

Deposit Account Number:

Iron Mountain will use the following procedures to process any Beneficiary Work Request to release Deposit Material. All notices under this Exhibit C shall be sent pursuant to the terms of Section 12(h) Notices.

1.          Release Conditions. The Depositor and Beneficiary agree that a Work Request for the release of the Deposit Material shall be based solely on one or more of the following conditions (defined as “Release Conditions”):

(i)   Depositor’s breach of the license agreement or other agreement between the Depositor and the Beneficiary regulating the use of the Deposit Material covered under this Agreement; or

(ii)   Failure of the Depositor to function as a going concern or to operate in the ordinary course; or

(iii) Depositor is subject to voluntary or involuntary bankruptcy.

2.             Release Work Request. A Beneficiary may submit a Work Request to Iron Mountain to release the Deposit Material covered under this Agreement. Iron Mountain will send a written notice of this Beneficiary Work Request within five (5) business days to the Depositor’s Authorized Person(s).

3.            Contrary Instructions. From the date Iron Mountain mails written notice of the Beneficiary Work Request to release Deposit Material covered under this Agreement, Depositor Authorized Person(s) shall have ten (10) business days to deliver to Iron Mountain contrary instructions. Contrary instructions shall mean the written representation by Depositor that a Release Condition has not occurred or has been cured (“Contrary Instructions”). Contrary Instructions shall be on company letterhead and signed by a Depositor Authorized Person. Upon receipt of Contrary Instructions, Iron Mountain shall promptly send a copy to Beneficiary’s Authorized Person(s). Additionally, Iron Mountain shall notify both Depositor and Beneficiary Authorized Person(s) that there is a dispute to be resolved pursuant to the Disputes provisions of this Agreement. Iron Mountain will continue to store Deposit Material without release pending (i) joint instructions from Depositor and Beneficiary with instructions to release the Deposit Material; or (ii) dispute resolution pursuant to the Disputes provisions of this Agreement; or (iii) receipt of an order from a court of competent jurisdiction.

4.             Release of Deposit Material. If Iron Mountain does not receive timely Contrary Instructions from a Depositor Authorized Person, Iron Mountain is authorized to release Deposit Material to the Beneficiary. Iron Mountain is entitled to receive any undisputed, unpaid Service Fees due Iron Mountain from the Parties before fulfilling the Work Request to release Deposit Material covered under this Agreement. Any Party may cure a default of payment of Service Fees.

5.             Termination of Agreement Upon Release. This Agreement will terminate upon the release of Deposit Material held by Iron Mountain.

6.             Right to Use Following Release. Beneficiary has the right under this Agreement to use the Deposit Material for the sole purpose of continuing the benefits afforded to Beneficiary by the License Agreement. Notwithstanding, the Beneficiary shall not have access to the Deposit Material unless there is a release of the Deposit Material in accordance with this Agreement. Beneficiary shall be obligated to maintain the confidentiality of the released Deposit Material.

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EXHIBIT Q

ESCROW DEPOSIT QUESTIONNAIRE

Introduction

From time to time, technology escrow beneficiaries may exercise their right to perform verification services. This is a service that Iron Mountain provides for the purpose of validating relevance, completeness, currency, accuracy and functionality of deposit materials.

Purpose of Questionnaire

In order for Iron Mountain to determine the deposit material requirements and to quote fees associated with verification services, a completed deposit questionnaire is requested. It is the responsibility of the escrow depositor to complete the questionnaire.

Instructions

Please complete the questionnaire in its entirety by answering every question with accurate data. Upon completion, please return the completed questionnaire to the beneficiary asking for its completion, or e-mail it to Iron Mountain to the attention of verification@ironmountain.com

Escrow Deposit Questionnaire

General Description

1.             What is the general function of the software to be placed into escrow?

2.             On what media will the source code be delivered?

3.             What is the size of the deposit in megabytes?

Requirements for the Execution of the Software Protected by the Deposit

1.             What are the system hardware requirements to successfully execute the software? (memory, disk space, etc.)

2.             How many machines are required to completely set up the software?

3.             What are the software and system software requirements, to execute the software and verify correct operation?

Requirements for the Assembly of the Deposit

1.            Describe the nature of the source code in the deposit. (Does the deposit include interpreted code, compiled source, or a mixture? How do the different parts of the deposit relate to each other?)

2.            How many build processes are there?

3.            How many unique build environments are required to assemble the material in the escrow deposit into the deliverables?

4.            What hardware is required for each build environment to compile the software? (including memory, disk space, etc.)

5.            What operating systems (including versions) are used during compilation? Is the software executed on any other operating systems/version?

6.            How many separate deliverable components (executables, share libraries, etc.) are built?

7.            What compilers/linkers/other tools (brand and version) are necessary to build the application?

8.            What, if any, third-party libraries are used to build the software?

9.            How long does a complete build of the software take? How much of that time requires some form of human interaction and how much is automated?

10.      Do you have a formal build document describing the necessary steps for system configuration and compilation?

11.      Do you have an internal QA process? If so, please give a brief description of the testing process.

12.     Please list the appropriate technical person(s) Iron Mountain may contact regarding this set of escrow deposit materials.

Please provide your technical verification contact information below:

COMPANY:
SIGNATURE:
PRINT NAME:
ADDRESS 1:
ADDRESS 2:
CITY, STATE, ZIP
TELEPHONE:
EMAIL ADDRESS:

For additional information about Iron Mountain Technical Verification Services, please contact
Manager of Verification Services at 800-875-5669 or by e-mail at mailto: verification@ironmountain.com

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